UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

RADNET, INC.

(Name of Registrant as Specified in its Charter)

__________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

April 27, 2018

Dear Stockholder:

On behalf of the Board of Directors and management, we cordially invite you to attend the 2018 Annual Meeting of Stockholders of RadNet, Inc. (the “Annual Meeting”), to be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on Thursday, June 7, 2018, at 10:00 a.m. (Pacific Time) or at any adjournment or postponement thereof. At this meeting, stockholders will vote on matters set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We have also enclosed a copy of our annual report on Form 10-K for our fiscal year ended December 31, 2017, as amended (the “2017 Annual Report”). We encourage you to read our 2017 Annual Report, which includes information on our business, as well as our audited financial statements for the fiscal year ended December 31, 2017.

This year we are again taking advantage of the Securities and Exchange Commission rule that permits us to furnish proxy materials to our stockholders via the Internet. This allows us to provide you with information about our Annual Meeting in an efficient manner, while reducing the environmental impact of our Annual Meeting. As a result, on or about April 27, 2018, we are mailing a short Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders instead of a paper copy of our full proxy materials. The Notice contains instructions on how to cast your vote online and how to access our proxy materials, including the Notice of Annual Meeting of Stockholders, Proxy Statement, 2017 Annual Report and a Proxy Card or voting instruction form. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials.

Your vote is very important. Regardless of the number of shares you own, please vote. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by submitting your proxy via the Internet, by phone, or if you have elected to receive printed proxy materials, by completing, signing, dating and returning the Proxy Card enclosed with your printed proxy materials.

Thank you for your continued support and ownership of RadNet, Inc. We look forward to seeing you at the Annual Meeting.

Sincerely, Norman R. Hames Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders:

The Proxy Statement for the 2018 Annual Meeting of Stockholders, the Proxy Card and the 2017 Annual Report are available at www.proxyvote.com.

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 7, 2018

RadNet, Inc. will hold its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 7, 2018, at 10:00 a.m. (Pacific Time) or any adjournment or postponement thereof, at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025.

Stockholders of record at the close of business on April 11, 2018, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting. The following items are on the agenda:

1.	The election of seven nominees named in the attached Proxy Statement as directors to hold office until the 2019 Annual Meeting of Stockholders;

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	A non-binding advisory vote to approve the compensation of our principal executive officer, principal financial officer and each of our three other most highly compensated executive officers as of December 31, 2017 (collectively, the “Named Executive Officers”); and

4.	Other business that may properly come before the Annual Meeting (including adjournments and postponements).

The foregoing items of business are more fully described in the accompanying Proxy Statement.

We are mailing to our stockholders on or about April 27, 2018, a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our annual report on Form 10-K for our fiscal year ended December 31, 2017, as amended, via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of the proxy materials.

By Order of the Board of Directors, Norman R. Hames Corporate Secretary
April 27, 2018 Los Angeles, California

Whether or not you expect to attend the Annual Meeting, please vote as soon as possible to ensure your representation at the Annual Meeting. You may vote via the Internet, by phone, or if you have elected to receive printed proxy materials, by completing, signing, dating and returning the Proxy Card enclosed with your printed proxy materials. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the Annual Meeting, then you must obtain from the record holder a proxy issued in your name.

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2018

The Board of Directors of RadNet, Inc., a Delaware corporation, is providing these proxy materials to you in connection with the solicitation of the accompanying proxy for use at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on Thursday, June 7, 2018, at 10:00 a.m. (Pacific Time) or at any adjournment or postponement thereof, for the purposes stated herein. This Proxy Statement summarizes certain information to assist you in voting in an informed manner. Our telephone number is (310) 445-2800.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether you expect to attend the meeting or not, please vote as soon as possible. On or about April 27, 2018 we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our annual report on Form 10-K for our fiscal year ended December 31, 2017, as amended (the “2017 Annual Report”), via the Internet and how to vote online. The Notice also contains instructions on how you can receive a paper copy of the proxy materials.

ABOUT THE PROXY PROCESS AND THE ANNUAL MEETING

The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission (the “SEC”). These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about this Proxy Statement or the Annual Meeting, please see the response to the question entitled “Whom should I contact with other questions?” below. RadNet, Inc. is sometimes referred to herein as “RadNet”, “we”, “us”, “our” or the “Company.”

Q:	Why did I receive these materials?

A:	Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting, which will take place on June 7, 2018 or any adjournment or postponement thereof. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	What is a proxy?

A:	Our Board of Directors is asking for your proxy, which is a legal designation of another person to vote the shares you own. We have designated two officers of the Company, Jeffrey Linden and Mark Stolper, to vote your shares at the meeting in the way you instruct and, with regard to any other business that may properly come before the meeting, as they think best.

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Q:	Why haven’t I received a printed copy of the proxy materials and the 2017 Annual Report?

A:	On or about April 27, 2018, we will mail the Notice to our stockholders who have not previously requested the receipt of paper proxy materials advising them that they can access this Proxy Statement, the 2017 Annual Report and voting instructions over the Internet at www.proxyvote.com. You may then access these materials and vote your shares over the Internet. Please keep the Notice for your reference through the meeting date.

Alternatively, you may request that a printed paper copy of the proxy materials be mailed to you. If you want to receive a paper copy of the proxy materials, you may request one over the Internet at www.proxyvote.com, by calling toll-free 1-800-579-1639, or by sending an email to sendmaterial@proxyvote.com. There is no charge to you for requesting a copy. Please make your request for a copy on or before May 24, 2018 to facilitate timely delivery.

Q:	What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or set of proxy materials?

A:	This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a “registered holder” and other shares through a broker, or you may own shares through more than one broker. In these situations, you may receive multiple Notices or, if you request proxy materials to be delivered to you by mail, multiple Proxy Cards. It is necessary for you to follow the instructions on how to vote on each of the Notices you receive in order to vote all of the shares you own. If you request proxy materials to be delivered to you by mail, each Proxy Card you receive will come with its own prepaid return envelope; if you vote by mail, make sure you complete and sign each Proxy Card and return each in the return envelope which accompanied that particular Proxy Card.

Q:	What is the purpose of the Annual Meeting?

A:	At the Annual Meeting, our stockholders will vote to:

(i)	elect seven directors to serve until our next annual meeting and until their successors are elected;

(ii)	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

(iii)	approve (on a non-binding, advisory basis) the compensation of our principal executive officer, principal financial officer and each of our three other most highly compensated executive officers as of December 31, 2017 (collectively, the “Named Executive Officers”); and

(iv)	take any other business that may properly come before the Annual Meeting (including adjournments and postponements).

Q:	Who is entitled to vote at the Annual Meeting?

A:	Only stockholders of record at the close of business on April 11, 2018 (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting and at any postponements or adjournments thereof. Stockholders who hold shares of our common stock in “street name,” that is, through an account with a bank, broker or other holder of record, as of the Record Date, may direct the holder of record how to vote their shares at the meeting by following the instructions that the street name holders will receive from the bank, broker or other holder of record.

Q:	What are the voting rights of the holders of common stock?

A:	Each share of our common stock outstanding as of the close of business on the Record Date is entitled to one vote on each matter considered at the Annual Meeting.

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Q:	How is a quorum determined?

A:	We will have a quorum to conduct the business of the Annual Meeting if holders of a majority of the shares of our common stock outstanding as of the Record Date are present in person or represented by proxy. On the Record Date 48,236,617 shares of our common stock were issued and outstanding. Consequently, we will need to have 24,118,809 shares present in person or represented by proxy at the Annual Meeting in order to establish a quorum. Abstentions and broker non-votes will be counted in determining whether a quorum is present at the meeting.

Q:	Who will count the votes?

A:	An officer of the Company will count the votes and act as the inspector of elections. The inspector of elections will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The Company has also engaged Broadridge Financial Solutions as its proxy distribution agent and tabulation service provider and they will also be calculating the votes received prior to the Annual Meeting.

The shares of our common stock represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly completed and received prior to the deadline.

Q:	What is the deadline for voting my shares?

A:	If you are a stockholder of record, your proxy must be received by telephone (1-800-690-6903) or via the Internet (www.proxyvote.com) by 11:59 p.m. Eastern Time on June 6, 2018 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign, date and return the Proxy Card enclosed with your proxy materials, which must be received before the polls close at the Annual Meeting, in order for your shares to be voted at the meeting. If you are a beneficial stockholder, please follow the voting instructions provided by the bank, broker, trustee or other nominee who holds your shares.

Q:	What is a “broker non-vote”?

A:	A “broker non-vote” occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that particular proposal. Shares that constitute broker non-votes will be counted as present for purposes of establishing a quorum, but will not be counted as having voting power to vote on the proposal in question. Under the applicable rules of the exchanges and other self-regulatory organizations, brokers will generally have discretionary authority to vote on routine matters. We believe that the ratification of the appointment of Ernst & Young as our independent registered public accounting firm (Proposal No. 2) is considered a routine matter, and thus, we do not expect to receive any broker non-votes on that proposal. We believe brokers do not have discretionary authority to vote on the other proposals. You must instruct your bank, broker or nominee on how to vote your shares for all of the proposals other than Proposal No. 2 in order for your vote to count for those proposals.

Q.	What do I need to bring with me in order to attend the Annual Meeting?

A:	If you are a stockholder of record, you will need to bring with you to the meeting either the Notice or any Proxy Card that is sent to you. Otherwise, you will be admitted only upon other verification of record ownership. If you own shares held in street name, bring with you to the meeting either the Notice or any voting instruction form that is sent to you, or your most recent brokerage statement or a letter from your bank, broker or other record holder indicating that you beneficially owned shares of our common stock on the Record Date. We can use that to verify your beneficial ownership of common stock and admit you to the meeting. Additionally, all persons will need to bring a valid government-issued photo ID to gain admission to the meeting.

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Q:	How do I vote my shares in person at the Annual Meeting?

A:	If you are a stockholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can vote using the ballot provided at the Annual Meeting, or, if you requested and received printed copies of the proxy materials by mail, you can complete, sign and date the Proxy Card enclosed with the proxy materials you received and submit the Proxy Card at the Annual Meeting. If you are a beneficial stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How do I vote my shares without attending the Annual Meeting?

A:	Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may submit a proxy to authorize how your shares are voted at the Annual Meeting. You can submit a proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you requested and received printed copies of the proxy materials, you can also submit a proxy by mail pursuant to the instructions provided in the Proxy Card enclosed with the printed proxy materials.

If you are a stockholder who holds stock in “street name” you will likely receive instructions for voting your shares from your broker, bank, or other nominee rather than through our voting system. A number of brokers and banks participate in a program that allows stockholders to grant their proxy to vote shares by means of the telephone or the Internet. If your shares are held in an account with a broker or bank participating in such a program, then you may vote your shares via the Internet or telephonically by following the instructions on the form received from your broker or bank.

Stockholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a Proxy Card or the form forwarded by your broker, bank, trust or other holder of record by mail.

Q:	Can I revoke my proxy or voting instructions later?

A:	If you are a stockholder of record or a beneficial stockholder, then once you have submitted your proxy you may revoke it at any time before it is voted at the Annual Meeting. You may revoke your proxy in one of three ways:

(1)	You may submit a duly executed written proxy bearing a date that is later than the date of your original proxy or you can submit a later dated proxy electronically via the Internet or by telephone;

(2)	You may notify our Corporate Secretary in writing that you wish to revoke your proxy before it is voted at the Annual Meeting; or

(3)	You may vote in person at the Annual Meeting. However, if your shares are held in “street name” and you wish to vote at the Annual Meeting, you must first obtain from the broker, bank or other nominee record holder a proxy issued in your name.

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Q:	What vote is required to approve the proposals?

A:	The election of directors requires a plurality of votes cast by shares present or represented at the Annual Meeting. Accordingly, if a quorum exists, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes in favor of their election. Shares not present at the Annual Meeting and broker non-votes will have no impact on the election of directors.

The ratification of the appointment of our independent registered public accounting firm must be approved by a majority of the shares present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. With respect to that proposal, abstentions will be included in the number of shares present and entitled to vote and, accordingly, will have the effect of a vote “AGAINST” the proposal. However, broker non-votes with respect to that proposal will not be counted as shares entitled to vote and, accordingly, will not have any effect with respect to the approval of that proposal (other than to reduce the number of affirmative votes required to approve the proposal).

The advisory vote to approve the compensation of our Named Executive Officers must be approved by a majority of the shares present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. With respect to that proposal, abstentions will be included in the number of shares present and entitled to vote and, accordingly, will have the effect of a vote “AGAINST” the proposal. However, broker non-votes with respect to that proposal will not be counted as shares entitled to vote and, accordingly, will not have any effect with respect to the approval of that proposal (other than to reduce the number of affirmative votes required to approve the proposal).

Although the vote on the compensation of our Named Executive Officers, Proposal No. 3, is advisory only, meaning that it is not binding on the Company, our Board of Directors will consider the results of the vote in its future consideration of the compensation of our Named Executive Officers.

Q:	What are my voting choices for each proposal?

A:	With respect to the election of directors, stockholders may vote for all nominees, withhold authority for all nominees or vote for all except for those individual nominees for director for which the stockholder indicates it is withholding authority. With respect to each other proposal, stockholders may vote “for” the proposal, “against” the proposal, or abstain from voting.

Q:	How does the Board of Directors recommend I vote on the proposals?

A:	Our Board of Directors unanimously recommends a vote “FOR” all seven director nominees set forth in this Proxy Statement, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and “FOR” the approval of the compensation of our Named Executive Officers, on an advisory basis.

Q:	How will my shares be voted if I return a blank Proxy Card?

A:	If you are a record holder and submit a valid proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice, your shares will be voted as recommended by our Board of Directors on those proposals and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements and (2) to allow for the tabulation of votes and certification of the vote. Occasionally, stockholders include additional comments on their Proxy Card or with their voting instruction, which are then forwarded to the Company’s management.

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Q:	How will voting on any other business be conducted?

A:	We do not know of any business to be conducted at the Annual Meeting other than the proposals discussed in this Proxy Statement. If any other business comes before the Annual Meeting, the individuals that we have designated as proxies for the Annual Meeting, Jeffrey Linden and Mark Stolper, will have the discretionary authority to vote for or against any other matter that is properly presented at the Annual Meeting.

Q:	Who will bear the costs of this solicitation?

A:	This solicitation is made by our Board of Directors on behalf of the Company, and we will bear the entire cost of soliciting proxies, including preparation, assembly, posting of this Proxy Statement online, printing and mailing of the Notice and the proxy materials for the Annual Meeting. We will also make available solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the mail, but may be supplemented by telephone, facsimile, Internet or personal solicitation by our directors, executive officers and employees. No additional compensation will be paid to these individuals for these services.

Q:	How can I find out the results of the voting at the Annual Meeting?

A:	Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a report on Form 8-K within four business days after the Annual Meeting.

Q.	Whom should I contact with other questions?

A.	If you have additional questions about this Proxy Statement or the Annual Meeting, please contact our Corporate Secretary at: RadNet, Inc., 1510 Cotner Avenue, Los Angeles, CA 90025, Attention: Corporate Secretary, Telephone: (310) 445-2800.

Q:	When are stockholder proposals due for next year’s annual meeting?

A:	Requirements for Stockholder Proposals to be Considered for Inclusion in RadNet, Inc.’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be received by us not later than December 28, 2018, in order to be considered for inclusion in our proxy materials for the 2019 Annual Meeting of Stockholders.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely advance notice of the proposal or nomination in writing to our Corporate Secretary. To be timely for the 2019 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 7, 2019 and March 9, 2019. A stockholder’s notice to the Corporate Secretary must set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by our bylaws.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of March 31, 2018, by:

•	each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 48,236,617 shares of common stock outstanding on March 31, 2018. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Shares Beneficially Owned
5% or Greater Stockholders
Sandy Nyholm Kaminsky, trustee of the HFB Heirs’ Trust II (formerly HFB Heirs’ Trust)	5,376,253	(1)	11.15%
Michael M. Rothenberg	2,480,796	(2)	5.14%
Alan Weber	2,932,200	(3)	6.08%

Directors and Named Executive Officers
Howard G. Berger, M.D.	0	(4)	0
Marvin S. Cadwell	266,384	(5)	*
John V. Crues, III, M.D.	544,097	(6)	1.13%
Norman R. Hames	365,492	(7)	*
Lawrence L. Levitt	173,326	(8)	*
Michael L. Sherman, M.D.	289,992	(9)	*
David L. Swartz	267,683	(10)	*
Stephen M. Forthuber	465,827	(11)	*
Jeffrey L. Linden	936,416	(12)	1.94%
Mark D. Stolper	142,220	(13)	*
All directors and executive officers as a group (12 persons)	3,644,483	(14)	7.56%

_______________

*	Represents less than 1%.

(1)	According to the Schedule 13G/A filed with the SEC on October 6, 2017, Sandy Nyholm Kaminsky, as trustee of the HFB Heirs’ Trust II, maintains sole voting power over an aggregate of 5,376,253 shares of our common stock. The address set forth in the Schedule 13G filing is 400 S. Emerson Street, Denver, Colorado 80209.

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(2)

According to the Schedule 13G filed with the SEC on February 22, 2018: (A) Mr. Rothenberg is an owner and the Managing Member of Moab Capital Partners LLC, which serves as the investment adviser to Moab Partners, L.P. and has sole voting and dispositive power over 2,323,566 shares of our Common Stock; and (B) Mr. Rothenberg is an owner and the Managing Member of Moab PI GP, LLC, which is the general partner of Moab Private Investments LP, an investment adviser to certain separately managed accounts that has sole voting and dispositive power over 157,230 shares of our Common Stock. The Schedule 13G lists the principal business address for Mr. Rothenberg as 152 West 57th Street, 9th Floor, New York, New York 10019.

(3)	According to the Schedule 13D/A filed with the SEC on June 5, 2015, Mr. Weber maintains sole voting power over an aggregate of 618,106 shares of our common stock and shared voting power over an aggregate of 2,314,094 shares of our common stock owned by JB Capital Partners LP. Mr. Weber is the general partner of JB Capital Partners LP. Mr. Weber and JB Capital Partners LP disclaim beneficial ownership of all of such shares except to the extent of their pecuniary interest therein. The address set forth in the Schedule 13D/A filing is 5 Evan Place, Armonk, New York 10504.

(4)	On June 29, 2015, HFB Enterprises, LLC, of which Dr. Berger was a co-manager, distributed 5,133,114 shares of the Company’s common stock to HFB Heirs’ Trust II (formerly HFB Heirs’ Trust), an irrevocable trust for Dr. Berger’s children and the sole member of HFB Enterprises, LLC. Dr. Berger does not have any control over the HFB Heirs’ Trust II. As a result of the transaction, Dr. Berger does not beneficially own any shares of the Company.

(5)	Beneficial ownership includes 16,447 shares of unvested time-based restricted stock and no shares subject to options exercisable within 60 days of March 31, 2018.

(6)	Beneficial ownership includes 2,777 shares of unvested time-based restricted stock and no shares subject to options exercisable within 60 days of March 31, 2018. Beneficial ownership does not include 28,334 shares of unvested restricted stock units since no shares would be acquired under unvested restricted stock units within 60 days of March 31, 2018.

(7)	Beneficial ownership includes 30,808 shares of unvested time-based restricted stock and 13,042 shares subject to options exercisable within 60 days of March 31, 2018.

(8)	Beneficial ownership does not include 39,382 shares of unvested restricted stock units and no shares subject to options exercisable within 60 days of March 31, 2018.

(9)	Beneficial ownership includes 16,447 shares of unvested time-based restricted stock and no shares subject to options exercisable within 60 days of March 31, 2018.

(10)	Beneficial ownership does not include 39,382 shares of unvested restricted stock units and no shares subject to options exercisable within 60 days of March 31, 2018.

(11)	Beneficial ownership includes 30,808 shares of unvested time-based restricted stock and 13,042 shares subject to options exercisable within 60 days of March 31, 2018.

(12)	Beneficial ownership includes 14,415 shares subject to options exercisable within 60 days of March 31, 2018. Beneficial ownership does not include 67,786 unvested restricted stock units since no shares would be acquired under such unvested restricted stock units within 60 days of March 31, 2018.

(13)	Beneficial ownership includes 11,901 shares subject to options exercisable within 60 days of March 31, 2018. Beneficial ownership does not include 55,963 unvested restricted stock units since no shares would be acquired under such unvested restricted stock units within 60 days of March 31, 2018.

(14)

Beneficial ownership does not include 230,847 shares of unvested restricted stock units, but includes 137,981 shares of unvested time-based restricted stock and 52,400 shares subject to options exercisable within 60 days of March 31, 2018.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons timely met all of the applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2017.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business is managed under the direction of our Board of Directors. Our Board of Directors provides oversight, strategic direction and counsel to our management. In addition, our Board of Directors elects our officers, delegates responsibilities for the conduct of our operations to those officers, and evaluates their performance.

Director	Audit Committee	Compensation and Management Development Committee	Nominating and Governance Committee	Independent Director
Lawrence L. Levitt	X	C	X	X
Marvin S. Cadwell	X	X	X	X
Michael Sherman, M.D.	–	X	C	X
David L. Swartz	C	X	X	X
Howard G. Berger, M.D.	–	–	–	–
John V. Crues, III, M.D.	–	–	–	–
Norman R. Hames	–	–	–	–

________________________

“C” denotes chair of committee

Each of our current directors is a nominee for director. Biographical information for each of our directors can be found in Proposal No. 1.

Meetings of the Board of Directors and Board Committees

Our Board of Directors held four meetings during 2017. Each of the current directors serving in 2017 attended at least 75% of the total number of meetings of the Board of Directors and applicable committees that each director was eligible to attend. We, as a matter of policy, encourage our directors to attend meetings of stockholders but we do not require attendance. Three of the seven directors attended the 2017 Annual Meeting of Stockholders.

Board Leadership Structure

The Chairman of the Board of Directors also serves as our Chief Executive Officer. Our Board of Directors has determined that this leadership structure is appropriate and effective for our Company at this time. Our Board of Directors believes that having a single individual serve as both Chairman of the Board and Chief Executive Officer fosters an important unity of leadership between our Board of Directors and our management team, provides clear accountability and promotes strategic development and execution. This structure effectively utilizes the Chief Executive Officer’s knowledge of our Company and the industry in which we operate, as well as fostering greater communication and producing a greater degree of transparency between management and our directors. Dr. Berger co-founded RadNet in 1980 and has served as Chairman of the Board and Chief Executive Officer for over 30 years.

Mr. Swartz serves as Lead Independent Director of the Board of Directors. In this capacity, Mr. Swartz serves as Chairman of meetings of the Board of Directors in the absence of the Chairman of the Board, calls, sets the agenda and chairs the executive sessions of the independent directors, works collaboratively with the Chairman of the Compensation and Management Development Committee to oversee the evaluation of our Chief Executive Officer and serves as the liaison between the independent directors and the Chairman of the Board.

Four of the seven members of our Board of Directors are independent directors and only those individuals may serve on the committees of our Board of Directors. Our Chairman and Chief Executive Officer does not serve on any committee. Our Board of Directors holds regular executive sessions outside the presence of the Chief Executive Officer and other management, which our Board of Directors believes promotes appropriate independent leadership.

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Board Role in Risk Oversight

Our Board of Directors performs an oversight role in managing the Company’s risk. In reviewing our strategy, business plan, budgets and historical and anticipated future major transactions, the Board of Directors considers, among other factors, the risks our Company faces, and how such risks can be appropriately managed. While our Board of Directors oversees risk management strategy, our management is responsible for implementing and supervising day to day risk management processes. Our senior management regularly reports to the Board of Directors on areas of material risk, including operational, financial, legal and strategic risks, which enables the Board of Directors to understand management’s views and strategies regarding risk identification, risk management and risk mitigation.

In addition to the oversight role assumed by the full Board of Directors, various committees of the Board of Directors also have responsibility for risk management. The Director of Internal Audit reports directly to our Audit Committee on areas of material financial risk, including internal controls, and the Audit Committee reports to the full Board of Directors on risks identified by the Director of Internal Audit that the Audit Committee believes to be material. In addition, the Compensation Committee oversees the risks associated with our compensation policies and practices to ensure that the compensation programs and incentives do not encourage short term risk taking at the expense of long term results or create risks that may have a material adverse effect on the Company.

Director Independence

Our Board of Directors annually determines the independence of our directors in accordance with the independence requirements under the NASDAQ Stock Market LLC (“NASDAQ”) and the SEC rules which require at least a majority of the directors to be independent. As a result of this review, our Board of Directors has determined that Marvin S. Cadwell, Lawrence L. Levitt, Michael L. Sherman, M.D. and David Swartz each qualifies as an independent director in accordance with the NASDAQ and the SEC rules. Each of Howard G. Berger, M.D., John V. Crues, III M.D., and Norman R. Hames is an executive officer of our Company and therefore does not qualify as an independent director under the NASDAQ and the SEC rules.

Director Nomination Process

Our Nominating and Governance Committee is responsible for identifying and evaluating director candidates and has the authority to employ a third party search firm to assist in this process if the Nominating and Governance Committee determines that such assistance is needed. The Nominating and Governance Committee recommends nominees to the Board of Directors for election after carefully considering all candidates, taking into account all factors the Committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint, industry knowledge and the qualifications set forth in the Nominating and Governance Committee Charter.

The Nominating and Governance Committee considers stockholder nominees if such nominations have been made in accordance with our bylaws and evaluates candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the Nominating and Governance Committee. Stockholder recommendations may be submitted to the Nominating and Governance Committee in care of the Corporate Secretary at the address set forth below under “Communication with Our Board of Directors.”

Our Board of Directors does not have a formal policy with regard to the consideration of diversity in the identification of director nominees. However, as part of its evaluation of Board composition, the Nominating and Governance Committee considers the diversity of candidates to ensure that our Board of Directors is comprised of individuals with a broad range of experiences and backgrounds (including, among other things, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge) who can contribute to the Board’s overall effectiveness in carrying out its responsibilities and can represent diverse viewpoints on our Board of Directors. The Nominating and Governance Committee assesses the effectiveness of these efforts when evaluating the composition of the Board of Directors as part of the annual nomination process.

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Code of Financial Ethics

We have adopted a written Code of Financial Ethics that is applicable to our directors, officers and employees and is designed to deter wrongdoing and to promote:

•	honest and ethical conduct;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications;

•	compliance with applicable laws, rules and regulations, including insider trading compliance; and

•	accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

You may obtain a copy of our Code of Financial Ethics on our website at www.radnet.com under Investor Relations – Corporate Governance. The Board of Directors has designated the Audit Committee to be responsible for reviewing the Code of Financial Ethics and making any appropriate updates or amendments. Any such updates or amendments will be publicly disclosed on our website.

Review and Approval of Related Party Transactions

As a matter of policy, the Board of Directors reviews and determines whether or not to approve any transaction in which we are proposed to be a party, directly or indirectly, and any director has a material financial interest in the transaction or any of the following persons or entities is or is entitled to be a party, directly or indirectly, to the transaction: (i) any of our executive officers or any related person of any such officer or a director, (ii) any entity of which the executive officer or director or any related person is the owner of more than 5% of the securities, (iii) any person or entity that controls one or more of the persons specified in subparagraph (ii) or a person that is controlled by, or is under common control with, one or more of the persons specified in subparagraph (ii), or (iv) an individual who is a general partner, principal or employer of a director. Additionally, our Board of Directors reviews any transaction which would be required to be disclosed pursuant to Item 404 of Regulation S-K.

Related Party Transactions

Howard G. Berger, M.D., is our President and Chief Executive Officer, a member of our Board of Directors, and also owns, indirectly, 99% of the equity interests in BRMG. BRMG is responsible for all of the professional medical services at nearly all of our facilities located in California under a management agreement with us, and employs physicians or contracts with various other independent physicians and physician groups to provide the professional medical services at most of our California facilities. We generally obtain professional medical services from BRMG in California, rather than provide such services directly or through subsidiaries, in order to comply with California’s prohibition against the corporate practice of medicine. We have a management agreement with BRMG, that expires on January 1, 2024 but includes an automatic renewal for consecutive 10-year periods. Under our management agreement, BRMG pays us, as compensation for the use of our facilities and equipment and for our services, a percentage of the gross amounts collected for the professional services it renders. The percentage, which was 79% at December 31, 2017, is adjusted, if necessary, to ensure that the parties receive fair value for the services they render. In operation and historically, the annual revenue of BRMG from all sources closely approximates its expenses, including Dr. Berger’s compensation, fees payable to us and amounts payable to third parties. In 2017, Dr. Berger received $500,000 of his salary and his entire bonus payment from an affiliate of BRMG. Dr. Berger also owns a controlling interest in two medical groups that provide professional medical services to one of our imaging facilities located in New York.

John V. Crues III, M.D. is our Medical Director, a member of our Board of Directors and a 1% owner of BRMG. Dr. Crues receives all of his salary from BRMG. In 2017, Dr. Crues received a fixed base salary of $500,000 and was also entitled to a small percentage of the revenues from certain programs Dr. Crues administers for BRMG, for a total salary of $529,419. This entitlement ended during 2017. Dr. Crues also owns a controlling interest in seven medical groups that provide professional medical services to some of our imaging facilities located in Manhattan and Brooklyn, New York.

Jeffrey L. Linden is our Executive Vice President and General Counsel. Joseph Berman is the brother-in-law of Mr. Linden, has an interest in a property in Delaware that the Company leases. The monthly rent under this lease is approximately $36,000. We believe that the monthly lease amounts are commensurate with available leases with similar lease terms for comparable buildings in the area. Mr. Linden does not have any interest in this property or this transaction.

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Indemnification Agreements

We have indemnification agreements with each of our directors and certain of our officers in addition to provisions which are reflected in our certificate of incorporation and bylaws that require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Committees of the Board of Directors

We have three standing committees: the Audit Committee, the Compensation and Management Development Committee and the Nominating and Governance Committee. The committees are comprised entirely of independent directors. Each committee operates under a written charter adopted by the Board of Directors which is available at www.radnet.com under Investor Relations – Corporate Governance.

Audit Committee

The Audit Committee’s responsibilities include, among other things:

•	overseeing our accounting and financial reporting processes and the audits of our financial statements;

•	overseeing, along with management, the reliability and integrity of our accounting policies and financial reporting and disclosure practices;

•	serving as an independent and objective party to monitor our financial reporting processes and internal controls systems;

•	retaining our independent registered public accounting firm, reviewing and evaluating their independence, qualifications and performance, approving the terms of the annual engagement letter and approving all audit and non-audit services to be performed by our independent registered public accounting firm; and

•	providing independent, direct, and open communications among our independent registered public accounting firm, financial and senior management and the full Board of Directors.

The Board of Directors has determined that all members of the Audit Committee are independent and financially literate. Further, the Board of Directors has determined that each of Mr. Swartz and Mr. Levitt possesses the requisite accounting and financial management expertise required under NASDAQ rules and qualifies as an “audit committee financial expert” as defined under the applicable SEC rules. The Audit Committee held four meetings in 2017.

Compensation and Management Development Committee

The Compensation and Management Development Committee’s responsibilities include, among other things:

•	reviewing and determining the base salary of executive officers and certain other senior management and setting the maximum bonus amount that each executive officer (other than the Chief Executive Officer) and certain other senior management is entitled to receive, which may be in the form of cash or equity incentive awards, as ultimately determined by our Chief Executive Officer;

•	reviewing and administering our equity incentive plans, including any amendments thereto;

•	reviewing and recommending amounts and types of compensation for the Company’s directors;

•	overseeing the compensation philosophy and strategy of the Company;

•	monitoring the Company’s compliance with rules and regulations relating to compensation arrangements for directors and executive officers; and

•	reviewing and approving our Company’s corporate goals and objectives relevant to Chief Executive Officer compensation and evaluating the Chief Executive Officer’s performance in light of those goals and determining the Chief Executive Officer’s compensation levels and bonus based on such evaluation.

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As noted in the Compensation Discussion and Analysis section below, certain executive officers receive compensation from an affiliate of BRMG. Our relationship with BRMG is described in further detail under “Certain Relationships and Related Party Transactions – Related Party Transactions” below. The process employed by the Compensation and Management Development Committee in determining the appropriate compensation of executive officers is the same regardless of whether payments are made by the Company or an affiliate of BRMG. The Compensation and Management Development Committee held two meetings in 2017 and took action by written consent on two occasions.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include, among other things:

•	developing and recommending the criteria to be used in screening and evaluating potential candidates or nominees for election or appointment as director;

•	establishing and overseeing a policy for considering stockholder nominees for directors, and developing the procedures that must be followed by stockholders in submitting recommendations;

•	monitoring and reviewing any issues regarding the independence of directors or involving potential conflicts of interest and evaluating any change of status or circumstances with respect to a director;

•	evaluating all nominees for election of directors;

•	developing and recommending to the Board of Directors, as necessary, corporate governance policies to be adopted and maintained;

•	identifying committee member qualifications and recommending appropriate committee member appointments to the Board of Directors; and

•	establishing and reviewing annually with the Board of Directors the procedures for stockholders to send communications to the Board of Directors.

The Nominating and Governance Committee met once during 2017.

Communication with our Board of Directors

Stockholders may communicate with our Board of Directors through the Corporate Secretary by writing to the following address: Board of Directors, c/o Corporate Secretary, RadNet, Inc., 1510 Cotner Avenue, Los Angeles, CA 90025. The envelope containing such communication should contain a clear notation that the letter is “Stockholder-Board Communication” or “Stockholder-Director Communication” or a similar statement to indicate it is intended for the Board of Directors. All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or just certain specified directors.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Management Development Committee are listed under “Board of Directors and Corporate Governance — Committees of the Board of Directors.” No member of the Compensation and Management Development Committee has had a relationship with our Company or any of our subsidiaries other than as a director and stockholder and no member has been an officer or employee of our Company or any of our subsidiaries, a participant in a “related person” transaction or an executive officer of another entity where one of our executive officers serves on the Board of Directors.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee of the Board of Directors is comprised entirely of independent directors who meet the independence requirements of NASDAQ and the SEC. The Audit Committee operates pursuant to a charter that is available on our website at www.radnet.com under Investor Relations – Corporate Governance.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and Ernst & Young, the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2017. The Audit Committee has also discussed with Ernst & Young matters required to be discussed by Auditing Standards No. 1301 “Communications with Audit committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of RadNet, Inc. be included in the Company’s annual report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. The Audit Committee has also reappointed Ernst & Young to serve as independent auditors for the fiscal year ending December 31, 2018, and requested that this appointment be submitted to our stockholders for ratification at their Annual Meeting.

Submitted by the Audit Committee:

David L. Swartz, Chair Marvin S. Cadwell Lawrence L. Levitt

_______________

* The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

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COMPENSATION OF DIRECTORS

Overview of Director Compensation

We use cash and stock based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to our Company as well as the skill level required by the members of our Board of Directors. The Compensation and Management Development Committee considers and evaluates compensation arrangements and makes recommendations to the Board of Directors, which has ultimate authority to approve such compensation. In addition, our certificate of incorporation and bylaws include indemnification provisions for our directors and executive officers and we maintain liability insurance for our directors and executive officers.

Cash Compensation Paid to Non-Employee Board Members

Based on the recommendation of our independent compensation consultant Pearl Meyer & Partners LLC (“Pearl Meyer”) and a review of peer group data, the Compensation and Management Development Committee elected in 2017 to keep the existing cash compensation structure for non-employee directors to continue to align our director compensation structure with general market practices. The 2017 cash compensation structure for non-employee directors is set forth below:

Annual cash compensation	$55,000
Audit Committee Chair annual cash compensation	$20,000
Compensation and Management Development Committee Chair annual cash compensation	$10,000
Nominating and Governance Committee Chair annual cash compensation	$10,000
Lead Director annual cash compensation	$10,000
Committee Meeting Attendance (per meeting)	$1,500

Employee directors do not receive any compensation for their service as a director.

Equity Compensation in 2017

In 2017, non-employee directors each received a restricted stock award of 16,447 common shares under our long-term equity incentive plan (the “Restated 2006 Plan”) with a grant date value of approximately $125,000 based on the $7.60 per-share closing price of the Company’s common stock on June 8, 2017. Subject to continued service, vesting of the equity grant will occur at the end of each non-employee director’s current term which coincides with the Annual Meeting. The award was in the form of restricted stock units for those non-employee directors who timely made an election to defer such equity compensation under the Nonqualified Deferred Compensation Plan.

Nonqualified Deferred Compensation Arrangements

Non-employee directors are eligible to participate in our Nonqualified Deferred Compensation Plan. As discussed in the footnotes below, certain non-employee directors elected to defer portions of their equity compensation that were granted in 2017.

Non-Employee Director Compensation - 2017

The table below summarizes the compensation received for the fiscal year ended December 31, 2017 by each of our non-employee directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)
Marvin S. Cadwell(3)	66,500	125,000	191,500
Lawrence L. Levitt(3)(4)	75,500	125,000	200,500
Michael L. Sherman, M.D. (3)	68,500	125,000	193,500
David L. Swartz(3)(4)	95,500	125,000	220,500

_______________

(1)

Amounts reflect the aggregate grant date fair value of stock awards granted in 2017 computed in accordance with FASB ASC Topic 718. These are not amounts actually paid to or realized by the non-employee director.

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(2)	Reflects the equity compensation awards described above in “Equity Compensation in 2017” section.

(3)	As of December 31, 2017, each of Messrs. Cadwell and Sherman held 16,447 shares of unvested restricted stock, each of Messrs. Levitt and Swartz held 16,447 unvested restricted stock units and none of the non-employee directors held any stock options.

(4)	Messrs. Levitt and Swartz each elected to defer settlement of their June 8, 2017 equity award in accordance with the Nonqualified Deferred Compensation Plan. Therefore, their annual equity compensation grant in June 2017 consisted of 16,447 unvested restricted stock units. Settlement of restricted stock units which have vested will be made in the form of Company common shares and/or cash with such settlement occurring at the time(s) specified under the terms of the Nonqualified Deferred Compensation Plan and the non-employee director’s distribution election.

EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of March 31, 2018, and their positions are shown below. Biographical summaries of each of our executive officers who are not also members of our Board of Directors are included below.

Name of Executive Officer	Age	Position	Executive Officer Since
Howard G. Berger, M.D.	72	President, Chief Executive Officer and Chairman of the Board	1992
John V. Crues, III, M.D.	68	Vice President and Medical Director	2000
Stephen M. Forthuber	57	President and Chief Operating Officer – Eastern Operations	2006
Norman R. Hames	62	President, Secretary, Chief Operating Officer – Western Operations	1996
Jeffrey L. Linden	75	Executive Vice President and General Counsel	2001
Michael M. Murdock	63	Executive Vice President and Chief Development Officer	2007
Mital Patel	32	Executive Vice President of Financial Planning and Analysis	2016
Mark D. Stolper	46	Executive Vice President and Chief Financial Officer	2004

Stephen M. Forthuber has served as an executive officer of the Company since our acquisition of Radiologix, Inc. and currently serves as our President and Chief Operating Officer-Eastern Operations. He joined Radiologix in January 2000 as Regional Director of Operations, Northeast. From July 2002 until January 2005 he served as Regional Vice President of Operations, Northeast and from February 2005 until December 2005 he was Senior Vice President and Chief Development Officer for Radiologix. Prior to working at Radiologix, Mr. Forthuber was employed from 1982 until 1999 by Per-Se Technologies, Inc. and its predecessor companies, where he had significant physician practice management and radiology operations responsibilities. Mr. Forthuber received a B.A. in Business Administration from the College of William and Mary in Virginia.

Jeffrey L. Linden has served as our Executive Vice President and General Counsel since 2001. Prior to joining us, Mr. Linden had been engaged in the private practice of law. He has lectured before numerous organizations on various topics, including the California State Bar, the American Society of Therapeutic Radiation Oncologists, the California Radiological Association, and the National Radiology Business Managers Association. Mr. Linden received his J.D. and undergraduate degree from the University of California, Los Angeles.

Michael Murdock has served as our Executive Vice President and Chief Development Officer since 2007. Mr. Murdock has spent the majority of his career in senior financial positions with healthcare companies, ranging in size from venture-backed startups to multi-billion dollar corporations, including positions with American Medical International and its successor American Medical Holding, Inc., a publicly traded owner and operator of acute care facilities that was acquired by National Medical Enterprises, now Tenet Healthcare (NYSE: THC). From 1999 through 2004, Mr. Murdock served as Chief Financial Officer of Dental One, a venture capital-backed owner and operator of 48 dental practices in Texas, Arizona, Colorado and Utah. From 2005 to 2006, Mr. Murdock served as Chief Financial Officer of Radiologix and joined us following the Radiologix acquisition. Mr. Murdock began his career in 1978 as an auditor with Arthur Andersen after receiving a B.S. degree from California State University, Northridge.

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Mital Patel has served as our Executive Vice President of Financial Planning and Analysis since 2016. Mr. Patel has over a decade of senior healthcare management experience, and prior to joining us, he was a Director of Physician Liaison for Truxtun Radiology, where he helped grow practice revenue, managed operation initiatives and quality compliance measures and assisted in managing Truxtun’s acquisition by RadNet. Mr. Patel has also been very active in the community, having held board seats in several non-profit organizations. Mr. Patel began his career with us in 2010 after receiving a B.A. degree in Business Administration from California State University in Bakersfield.

Mark D. Stolper has served as our Executive Vice President and Chief Financial Officer since July 2004 and prior to that was an independent member of our Board of Directors. Prior to joining us, he had diverse experiences in investment banking, private equity, venture capital investing and operations. Mr. Stolper began his career as a member of the corporate finance group at Dillon, Read and Co., Inc., executing mergers and acquisitions, public and private financings, and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read. After Dillon Read, Mr. Stolper joined Archon Capital Partners, which made private equity investments in media and entertainment companies. Mr. Stolper also worked for Eastman Kodak, where he was responsible for business development for Kodak’s Entertainment Imaging subsidiary ($1.5 billion in sales). Mr. Stolper was also co-founder of Broadstream Capital Partners, a Los Angeles-based investment banking firm focused on advising middle market companies engaged in financing and merger and acquisition transactions. Mr. Stolper was a member of the board of directors and audit committee for On Track Innovations, Ltd. (NASDAQ: OTIV) from December 2012 until December 2016. He was previously a member of the board of directors and audit committee for Metropolitan Health Networks, Inc. (NYSE: MDF) from April 2010 until its sale in December 2012, was a member of the board of directors for a privately held entertainment company providing discount ticketing services and branded event merchandising and was Chairman of the board for a private telemedicine and eHealth provider. Mr. Stolper graduated with a liberal arts degree from the University of Pennsylvania and a finance degree from the Wharton School. Additionally, Mr. Stolper earned a postgraduate Award in Accounting from the University of California, Los Angeles.

Our officers are elected annually and serve at the discretion of the Board of Directors. There are no family relationships among any of our executive officers and directors.

COMPENSATION DISCUSSION AND ANALYSIS

We compensate our Named Executive Officers generally through a mix of base salary, cash bonus and equity compensation. Our executive compensation program is designed to attract, retain and motivate talented executive officers who are capable of providing leadership, vision and execution necessary to achieve our business objectives. We actively seek to foster an environment that aligns the interests of our Named Executive Officers with the creation of stockholder value through our equity compensation program.

Our Named Executive Officers for fiscal year 2017 were:

Howard G. Berger, M.D. – President and Chief Executive Officer (our principal executive officer)

Mark D. Stolper – Executive Vice President and Chief Financial Officer (our principal financial officer)

Jeffrey L. Linden – Executive Vice President and General Counsel

Norman R. Hames – President and Chief Operating Officer – Western Operations

Stephen M. Forthuber – President and Chief Operating Officer – Eastern Operations

During 2017 we focused on strengthening our positions in the key markets of California and New York through small scale acquisitions and consolidation of facilities. In addition, we formed two new joint ventures with major hospitals to leverage our proven ability to provide management, technical, and accounting services. We divested non-core assets and used the proceeds for strategic acquisitions in California, Maryland and Delaware.

•	2017 Revenue of $922.2 million reflects a 4.3% increase over 2016.

•	Our annualized total return to our stockholders over the most recent five completed calendar years was 31.9% and this means that our stockholders would have quadrupled their investment over this five year period. As shown in the following graph, our cumulative stockholder return has outperformed both the S&P 500 Index and S&P Health Care Sector return during this period. This graph compares the cumulative five-year total return provided to stockholders on the Company’s common stock relative to the S&P 500 Index and S&P Health Care Sector and assumes a $100 initial investment and the reinvestment of dividends in each of the indices.

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Compensation Philosophy

The following principles influence and guide the compensation decisions of the Compensation and Management Development Committee:

The Compensation and Management Development Committee Believes it is Important to Retain the Management Team

At the core of our compensation philosophy is the guiding belief that our management team is an integral component to the Company’s continued success. Equity compensation and cash bonuses are determined in December and paid at the beginning of the fiscal year with the goal of rewarding prior year performance and continuing to retain and incentivize our Named Executive Officers to achieve or exceed the strategic initiatives set for the year.

Compensation Decisions Should Promote the Interests of Stockholders

Compensation should create incentives for management to achieve strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability. The Compensation and Management Development Committee believes that stock options and restricted stock create long-term incentives that align the interests of management with the long-term interests of stockholders.

Compensation Should Reflect Position and Responsibility

Total compensation and accountability should generally increase with position and responsibility. Consistent with this philosophy:

•	total compensation is higher for individuals with greater responsibility and greater ability to influence the Company’s achievement of targeted results and strategic initiatives; and

•	equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

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Internal Pay Equity

The Compensation and Management Development Committee believes that internal pay equity is an important factor to be considered in establishing compensation for our Named Executive Officers. A formal policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers has not been established, but the Compensation and Management Development Committee does review compensation levels to ensure that appropriate pay equity exists.

Compensation Should be Reasonable and Responsible

It is essential that our overall compensation levels be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels and the Compensation and Management Development Committee periodically reviews market information from external sources or advisors to determine appropriate levels. Our executive compensation programs are intended to be consistent with our focus on controlling costs.

Compensation Disclosures Should be Clear and Complete

The Compensation and Management Development Committee and management believe that all aspects of executive compensation should be clear, comprehensible and promptly disclosed in plain English. The Compensation and Management Development Committee and management believe that compensation disclosures should provide all of the information necessary to permit stockholders to understand our compensation philosophy, our compensation-setting process and how and how much our executives are paid.

Board and Committee Process

Compensation and Management Development Committee

The Compensation and Management Development Committee has been delegated the authority by our Board of Directors to approve all compensation and awards to Named Executive Officers. With respect to equity compensation awarded to the Named Executive Officers and others, the Compensation and Management Development Committee acts as the administrator under the Restated 2006 Plan, and has the authority under that plan to grant restricted stock or stock options or restricted stock units.

Our Compensation and Management Development Committee meets as often as necessary to perform its duties and responsibilities. The Committee meets with the Company’s compensation consultant, as applicable, executive management, including our Chief Executive Officer, and conducts meetings in executive session. The Compensation and Management Development Committee meets in executive session each year to: (i) evaluate the performance of the Named Executive Officers, (ii) set the annual compensation of the Named Executive Officers, and (iii) consider and approve any grants of equity incentive compensation to the Named Executive Officers.

The Compensation and Management Development Committee has, for several years, adhered to an informal policy pursuant to which each year the Committee determines, based on a number of factors, the aggregate maximum value of cash bonus, restricted stock and stock options that may be awarded to each Named Executive Officer. The Compensation and Management Development Committee has delegated to the Chief Executive Officer the authority to allocate the exact amount of such awards and the combination of cash and equity for the other Named Executive Officers. The Compensation and Management Development Committee has ultimate authority, including delegated authority over all aspects of Named Executive Officer compensation, including the base salary for each Named Executive Officer and the overall compensation of the Chief Executive Officer.

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Management’s Role in the Compensation-Setting Process

Management’s role in the compensation-setting process, includes the following:

•	to establish the operating budget approved by the Board of Directors, which forms the basis for evaluating corporate achievements and the achievements of the divisions our Named Executive Officers manage that are taken into consideration when evaluating compensation levels for Named Executive Officers;

•	to make recommendations to the Compensation and Management Development Committee on salary levels and stock option and restricted stock awards; and

•	our Chief Executive Officer allocates the amount of cash bonus, restricted stock and stock option amounts to be awarded to our Named Executive Officers (other than himself), in all cases subject to the guidelines and limitations placed by the Compensation and Management Development Committee.

Management also prepares meeting information for each Compensation and Management Development Committee meeting. Our Chief Executive Officer also participates in committee meetings at the request of the Compensation and Management Development Committee to provide, among other things:

•	background information regarding the Company’s strategic objectives; and

•	his evaluation of the performance of the Named Executive Officers, including accomplishments, and areas of strength and weakness.

Compensation Consultant

Under its charter, the Compensation and Management Development Committee is granted the authority to retain outside advisors and compensation consultants. The Company is obligated to pay for the advisors and consultants.

In October 2015, the Compensation and Management Development Committee retained the compensation consulting firm Pearl Meyer & Partners, LLC (“Pearl Meyer”) to serve as its independent outside compensation consultant and provide compensation analysis and advice with respect to fiscal year 2016 compensation and has since retained Pearl Meyer again for the same services with respect to executive compensation in fiscal years 2017 and 2018. Pearl Meyer reports directly to the Compensation and Management Development Committee and performs no other work for the Company besides rendering compensation consulting services.

The Compensation and Management Development Committee analyzed whether Pearl Meyer has any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Pearl Meyer; (ii) the amount of fees paid by the Company to Pearl Meyer as a percentage of the firm’s total revenue; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation and Management Development Committee; and (vi) any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by the firm. The Committee has determined, based on its analysis of the above factors, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Company has not created any conflict of interest. The role of Pearl Meyer and their services are further discussed under the 2017 and 2018 Compensation Determinations and the Director Compensation sections below.

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Benchmarking

In September 2016 Pearl Meyer recommended, and the Compensation and Management Development Committee subsequently approved, a peer group of companies (“Peer Group”) for purposes of reviewing the Company’s executive officer compensation level and structure. The Peer Group includes the following companies:

AAC Holdings, Inc.	Air Methods Corp.	Alliance HealthCare Services, Inc.
Amedisys Inc.	American Renal Associates Holdings, Inc.	Chemed Corp.
Civitas Solutions, Inc.	The Ensign Group, Inc.	Healthways Inc. (changed to Trivity Health, Inc.)
LHC Group, Inc.	National Healthcare Corp.	Premier, Inc.
Providence Service Corp.	Surgery Partners, Inc.	Surgical Care Affiliates, Inc. (acquired)
US Physical Therapy Inc.

The following selection criteria was established to identify companies for inclusion in the Peer Group:

•	U.S. publicly traded companies with revenues approximately one-third to two-and-one-half times RadNet’s revenues

•	Primary operations in the healthcare facility and services industry

Elements of Executive Compensation

Base Salary

Base salary is a critical element of executive compensation. We seek to establish a compensation level that is appropriate recognizing the Named Executive Officer’s achievements and contributions. Base salary also provides executives with a secure level of monthly income that is not at risk, and our Compensation and Management Development Committee believes that this gives our Named Executive Officers the ability to focus on the longer term and avoid the urgency that could otherwise encourage a Named Executive Officer to take unnecessary risks. In determining base salaries, our Compensation and Management Development Committee considers the Named Executive Officer’s qualifications and experience, scope of responsibilities and future potential, the executive’s ability to influence the Company’s achievements of targeted results and strategic initiatives, the goals and objectives established for the Named Executive Officer, the Named Executive Officer’s past performance, the general pay practices at other companies in our industry, internal pay equity and the tax deductibility of base salary.

Discretionary Cash Bonuses

In recent years, in lieu of increasing base salary compensation, we have elected to supplement base salary and equity based compensation with discretionary cash bonus awards generally paid in the beginning of the fiscal year. These discretionary cash bonuses are utilized to provide a greater incentive for our Named Executive Officers to achieve shorter term performance objectives and to reward them for exceptional achievement.

Equity Based Compensation

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management personnel with gains realized by our stockholders.

Our equity compensation plan has been established to provide certain of our employees, including our Named Executive Officers, with incentives to help align those employees’ interests with the interests of our stockholders. Our equity compensation plan has provided the principal method for our Named Executive Officers (other than our Chief Executive Officer) to acquire equity or equity linked interests in our Company.

The Compensation and Management Development Committee uses equity awards, including restricted stock and stock options, as a long-term incentive vehicle because:

•	restricted stock and stock options align the interests of executives with those of our stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for our stockholders; and

•	the vesting period encourages executive retention and the creation of stockholder value.

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In determining the maximum number of shares of restricted stock and stock options to be granted to Named Executive Officers, the Compensation and Management Development Committee considers the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance, the value of the equity awards in relation to other elements of total compensation, internal pay equity and market competitiveness. The Chief Executive Officer considers similar factors when allocating the number of shares of restricted stock and stock options to be granted to the senior executive officers, within the limitations set by the Compensation and Management Development Committee.

Since 2012 we have used restricted stock awards as the primary equity compensation vehicle for our Named Executive Officers. The restricted stock grants generally vest in three equal annual increments, with the first installment vesting on the grant date. However, commencing in 2016 the Compensation and Management Development Committee determined to use a mix of restricted stock and stock options for equity compensation grants to the Named Executive Officers. Pursuant to the Company’s stock award agreements with our Named Executive Officers, if, in anticipation of or during the 24 months following a change in control of the Company, the employment of the Named Executive Officer is terminated either by the Company without Cause (as defined below) or by the Named Executive Officer for Good Reason (as defined below), then all then-unvested shares subject to the restricted stock unit or stock option award shall become fully vested upon the date of termination of employment. Cause shall include (1) the Named Executive Officer’s theft, dishonesty, or falsification of any documents or records of the Company or any affiliate; (2) the Named Executive Officer’s improper use or disclosure of confidential or proprietary information of the Company or any affiliate; (3) any action by the Named Executive Officer which has a detrimental effect on the reputation or business of the Company or any affiliate; (4) the Named Executive Officer’s failure or inability to perform any reasonable assigned duties after written notice from the Company or an affiliate, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Named Executive Officer of any employment or service agreement between the Named Executive Officer and the Company or an affiliate, which breach is not cured pursuant to the terms of such agreement; (6) the Named Executive Officer’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Named Executive Officer’s ability to perform his or her duties with the Company or an affiliate; or (7) violation of a material Company policy. The term "Good Reason" shall mean (1) a material adverse change in the Named Executive Officer’s title, stature, authority, or responsibilities with the Company (or the affiliate employing him or her); (2) a material reduction in the Named Executive Officer’s base salary or annual bonus opportunity; or (3) receipt of notice that the Named Executive Officer’s principal workplace will be relocated by more than 50 miles.

We have one long-term equity incentive plan. The Restated 2006 Plan was most recently approved by our stockholders at our annual stockholders meeting on June 8, 2017. Unless terminated earlier, the Restated 2006 Plan will terminate on March 9, 2027. Below is a brief summary of the Restated 2006 Plan.

The Restated 2006 Plan permits the discretionary award of incentive stock options (ISOs), nonqualified stock options (NSOs), stock appreciation rights (SARs), restricted stock, restricted stock units, and cash awards. Employees, consultants and Board members of the Company and certain of our affiliated companies are eligible to receive awards under the Restated 2006 Plan. As of April 11, 2018, approximately 7,400 employees (including 7 executive officers) and 4 non-employee directors were eligible to participate in the Restated 2006 Plan.

The Compensation and Management Development Committee administers the Restated 2006 Plan and, among other things, selects individuals to whom awards may be granted, determines the type of award as well as the number of shares of common stock to be covered by each award, determines the terms and conditions of any awards, including performance goals (if any) and their degree of satisfaction and interprets the terms and provisions of the Restated 2006 Plan and any stock award issued under the Restated 2006 Plan. However, the exercise prices of outstanding stock options and SARs may not be lowered or reduced without the approval of our stockholders.

As of April 11, 2018, there remained 3,363,069 shares available under the Restated 2006 Plan for future issuance. Shares underlying forfeited or terminated awards, or awards which are entirely settled with cash or which are repurchased by the Company for a repurchase price that does not exceed what the grantee paid for such shares, will become fully available again for issuance under the Restated 2006 Plan. No fractional shares may be issued under the Restated 2006 Plan. No shares will be issued with respect to a participant’s award unless applicable tax withholding obligations have been satisfied by the participant.

In addition, the Restated 2006 Plan provides that any non-employee director can receive total compensation in any calendar year that in the aggregate does not exceed $500,000. Such total compensation limit includes all cash compensation such as annual retainers and other fees (whether or not granted under the Restated 2006 Plan) plus the aggregate grant date fair market value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards issued under the Restated 2006 Plan (or under any other incentive plan).

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Additional Benefits

Our executive officers, including our Named Executive Officers, participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. Perquisites to our Named Executive Officers are not a material element of our compensation program. We pay the premiums for our Named Executive Officers’ coverage under our health insurance plans and all of our Named Executive Officers are provided a monthly car allowance. Also, beginning in 2017, we began matching 401(k) contributions for our employee participants.

Change in Control and Severance Arrangements

The employment arrangements of our Named Executive Officers provide them with benefits if their employment is terminated under certain circumstances, including termination following a change in control of the Company. The employment agreements, including the change in control provisions and the right to receive severance, were initially used to attract qualified executive officers and have continued to be used as a way to retain such qualified executive officers. None of our Named Executive Officers are eligible for gross-up payments to cover excise taxes in connection with a change in control transaction.

Nonqualified Deferred Compensation Arrangements

On May 5, 2016, the Board of Directors approved the RadNet, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan provides the terms and conditions that the Company would generally follow in permitting an eligible service provider to defer certain portions of his/her compensation. The Compensation and Management Development Committee generally administers the Deferred Compensation Plan.

The Named Executive Officers, the members of the Board of Directors, and other executives or highly compensated employees of the Company or designated affiliated entities (collectively, “Participants”) who are selected by the Compensation and Management Development Committee in its discretion are eligible to participate in the Deferred Compensation Plan. Participants have the opportunity to voluntarily elect to defer the timing of payment of base salary, incentive compensation and/or stock units. The Company determines which forms of compensation are eligible for deferral and can prescribe limits on the amount of deferrals. The Company may also, in its discretion, credit a Participant’s account with a Company contribution amount.

Cash-based deferrals may also accrue notional investment returns based on the performance of one or more measurement funds selected by the Company and in which the Participant may elect to have portions of his/her cash account hypothetically invested. Deferrals of Company stock units will be settled on a one-for-one basis with Company common shares (or their cash equivalent). The Deferred Compensation Plan is not funded; payments are made out of the Company’s general assets and Participants are unsecured general creditors of the Company with respect to deferred amounts. However, the Company may, in its discretion, establish a “rabbi trust” to provide the Company with a source of funds for meeting its financial obligations under the Deferred Compensation Plan.

Participants generally must have submitted their elections to defer compensation before the calendar year in which compensation is earned (except that Participants can make a deferral election within 30 days of their initial eligibility to participate in the Deferred Compensation Plan). Settlement of deferred amounts will be effected in accordance with the Deferred Compensation Plan and the applicable deferral election and generally will be paid in either a lump sum or a series of annual installments after the applicable distribution date. Deferred compensation amounts can be paid out on an accelerated basis under certain circumstances including a change in control of the Company. The aggregate amount that could potentially be paid out under the Deferred Compensation Plan is presently indeterminable and will depend on the amounts and types of deferrals along with the performance of the hypothetical investments and Company stock value.

The Deferred Compensation Plan is intended to be a “top-hat” plan and is governed by the laws of the state of Delaware except to the extent preempted by The Employee Retirement Income Security Act of 1974 (“ERISA”). It is intended that the Deferred Compensation Plan and any payments thereunder comply with Internal Revenue Code Section (“Code”) 409A, which governs the federal income taxation of nonqualified deferred compensation. The Deferred Compensation Plan will remain in effect until terminated by the Company but deferred amounts may still, in certain circumstances, remain outstanding in accordance with the applicable deferral elections after termination.

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Pay Ratio Disclosure

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s total annual compensation to the total annual compensation of the principal executive officer (‟PEO”). The purpose of the new required disclosure is to provide a measure of the equitability of pay within the organization. The Company’s PEO is Dr. Berger. For 2017, the PEO’s total annual compensation was 54 times that of the median of the total annual compensation of all employees other than the PEO.

Median Employee total annual compensation	$35,473
Dr. Berger (‟PEO”) total annual compensation	$1,910,570
Ratio of PEO to Median Employee Compensation	54: 1

In determining the median employee, a listing was prepared of all employees as of December 31, 2017. We have excluded 76 employees, because they are based overseas in Canada and Hungary and do not have a material effect on the median calculation as they represent 1.0% of total employees.

We selected our median employee (after excluding the CEO) based on the annual gross wages reflected in our payroll records in 2017, which includes part-time, temporary and international employees (the Company does not have any seasonal employees). Because the median employee we initially identified had anomalous compensation characteristics, another employee with substantially similar compensation based on the compensation methodology used to identify the originally identified median employee was substituted for such employee.

Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to use a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. These companies may also operate in different industries and different geographic locations, be of a different size, have different revenues, earnings and market capitalization and be subject to different regulation than the Company.

2017 Stockholder Advisory Vote on Executive Compensation

In June 2017, over 97% of the stockholder votes which were cast (including those that abstained and excluding broker non-votes) on the stockholder advisory vote regarding our Named Executive Officers’ compensation were cast “FOR” approving such compensation, reflecting very strong stockholder support for our executive compensation programs. The Compensation and Management Development Committee carefully considered these results and a variety of other information, including the advice of Pearl Meyer, in determining compensation structure and amounts for 2018, which generally, is similar to what was done for 2017.

2017 Compensation Determinations

In 2017, the Compensation and Management Development Committee retained Pearl Meyer as its independent compensation consultant. The committee determined that the core philosophies, policies and approaches developed in 2016 remained appropriate for the 2017 compensation determinations.

In 2017, after evaluation of the Company’s performance against its operational objectives, the Compensation and Management Development Committee elected to set the maximum amount for any discretionary cash bonus and restricted stock grants to be awarded to each of the Named Executive Officers (other than the Chief Executive Officer) to equal, in the aggregate, approximately 100% of such Named Executive Officer’s annual base salary.

In January 2017, subject to the guidelines set by the Compensation and Management Development Committee, Dr. Berger, as the Chief Executive Officer, elected to allocate each of the maximum cash bonus amounts to Messrs. Stolper, Hames, Forthuber and Linden as set forth in the table below.

In January 2017, subject to the guidelines set by the Compensation and Management Development Committee, Dr. Berger, elected to award the maximum restricted stock amounts to Messrs. Stolper, Hames, Forthuber and Linden as set forth in the table below.

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	Cash Bonus	Number of Shares of Restricted Stock
Mark Stolper	$237,500	37,698
Stephen Forthuber	$237,500	37,698
Norman Hames	$237,500	37,698
Jeffrey Linden	$262,500	41,667

The grant date of the restricted stock awards was January 6, 2017 and the closing price of a share of Company common stock on that date was $6.30. Each restricted stock grant vests in three equal annual increments with the first installment vesting on the grant date.

In addition, the Compensation and Management Development Committee also elected to grant stock options to each Named Executive Officer with the number of shares subject to the option equal to the same number of shares of restricted stock granted. The stock options have an exercise price equal to the closing price ($6.30) of the Company’s common stock on the date of grant (January 6, 2017) and vest in equal one-third increments on each anniversary of the grant date, beginning on the second anniversary. The extended vesting period (as compared to the two year vesting schedule for the restricted stock grants) further encourages retention of our executives and the creation of stockholder value, since the value of the stock options to the executives is directly conditioned upon future post-grant increases in the share price of the Company’s stock.

As a result, each of Messrs. Hames, Stolper and Forthuber received a restricted stock grant of 37,698 shares of our common stock ($237,500 approximate value based on the $6.30 per share closing price of the Company’s common stock on January 6, 2017), except that Mr. Stolper received a restricted stock unit grant of 37,698 shares of our common stock because Mr. Stolper timely elected to defer such compensation under the Nonqualified Deferred Compensation Plan. Mr. Linden received a restricted stock unit grant of 41,667 shares of our common stock ($262,500 approximate value based on the $6.30 per share closing price of the Company’s common stock on January 6, 2017) because Mr. Linden timely elected to defer such compensation under the Nonqualified Deferred Compensation Plan.

Messrs. Hames, Stolper and Forthuber also received stock options (with a ten year maximum term) to purchase up to 37,698 shares of our common stock at a price of $6.30 per share and Mr. Linden received a stock option (with a ten year maximum term) to purchase up to 41,667 shares of our common stock at a price of $6.30 per share. The stock options vest in equal one-third increments on each anniversary of the grant date, beginning with the second anniversary. The Compensation and Management Development Committee elected in 2017 to increase the base salary for Messrs. Hames and Forthuber from $475,000 to $550,000 in connection with each of their promotions from Executive Vice President to President.

The Compensation and Management Development Committee elected not to grant any equity awards to Dr. Berger in 2017. The Compensation and Management Development Committee determined that the equity interest in the Company owned by HFB Heirs’ Trust II, an irrevocable trust for the benefit of Dr. Berger’s children, was sufficient to align Dr. Berger’s interests with other stockholders. As an alternative to an equity award, and consistent with its actions in 2016, the Compensation and Management Development Committee awarded Dr. Berger a discretionary cash bonus of $1,200,000. The cash bonus amount was intended to reward him for fiscal year 2016 performance.

2018 Compensation Determinations

The Compensation and Management Development Committee has retained Pearl Meyer to provide the following services with respect to fiscal year 2018 compensation determinations:

•	Executive compensation benchmarking and framework;

•	Assess market trends of non-employee director compensation;

•	Review of market compensation practices and trends;

•	Annual incentive plan and equity award design;

•	Advice on merit increases, target bonuses and equity award levels;

•	Legislative and regulatory updates;

•	Attendance at certain Compensation and Management Development Committee meetings.

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Pearl Meyer also attends certain Compensation and Management Development Committee meetings in person or by telephone, including executive sessions as requested, and consults with the Compensation and Management Development Committee Chair between meetings. Pearl Meyer also reviewed and commented on this executive compensation disclosure and the Named Executive Officer and director compensation tables contained in this Proxy Statement.

The Compensation and Management Development Committee elected not to increase base salary for the Named Executive Officers in 2018, except for an increase from $700,000 to $1,000,000 in Dr. Berger’s base salary to be effective January 1, 2018. And, in December 2017, the Compensation and Management Development Committee awarded Dr. Berger a discretionary cash bonus equal to $2,000,000, which was paid in January 2018. This was intended to reward him for exceptional performance in fiscal year 2017. Dr. Berger and the Compensation and Management Development Committee elected to award the maximum amount for any discretionary cash bonus and restricted stock grant to each of the Named Executive Officers (other than the Chief Executive Officer) based upon fiscal year 2017 performance, to be paid in January 2018. The maximum cash bonus and restricted stock grants amounts are to equal, in the aggregate, approximately 100% of such Named Executive Officer’s annual base salary. The maximum amount for discretionary cash bonuses and restricted stock grants in 2018 are intended to support retention and to continue to align the interests of our Named Executive Officers with the creation of stockholder value. Based on the competitive analysis provided by Pearl Meyer, the Compensation and Management Development Committee established the maximum amounts for the discretionary cash bonus and restricted stock grants and Dr. Berger elected to award the maximum amounts as set forth below:

	Cash Bonus	Restricted Stock Grants
Mark Stolper	$237,500	$237,500
Stephen Forthuber	$275,000	$275,000
Norman Hames	$275,000	$275,000
Jeffrey Linden	$262,500	$262,500

Upon reviewing the Peer Group data, recommendations presented by Pearl Meyer and in an effort to attain a greater level of parity with the Peer Group, the Compensation and Management Development Committee also elected to grant to each Named Executive Officer a stock option covering the same number of shares of restricted stock contemporaneously granted to such Named Executive Officer. The stock options have an exercise price equal to the closing price ($10.05) of the Company’s common stock on the date of grant (January 2, 2018) and vest in equal one-third increments on each anniversary of the grant date, beginning with the second anniversary. The extended vesting period (as compared to the two year vesting schedule for the restricted stock grants) further encourages retention of our executives and the creation of stockholder value, since the value of the stock options to the executives is directly conditioned upon future increases in the share price of the Company’s stock.

Taxes, Risks and other Considerations

Tax Deductibility of Compensation

Before 2018, Internal Revenue Code Section 162(m) limited the amount that we may deduct for income tax purposes with respect to annual compensation paid to our principal executive officer and to each of our three most highly compensated officers (other than our principal financial officer) to $1.0 million per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of performance-based compensation. However, the Compensation and Management Development Committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of us and our stockholders. For example, the Compensation and Management Development Committee may approve compensation, such as discretionary cash bonuses or time-based restricted stock awards, that will not meet the Section 162(m) requirements in order to, among other things, enable competitive levels of total compensation of our Named Executive Officers.

The tax reform legislation signed into law on December 22, 2017 made the following changes under Internal Revenue Code Section 162(m), which became effective on January 1, 2018: 1) the annual $1.0 million compensation deduction limit will apply to any individual who served as the chief executive officer (CEO) or chief financial officer (CFO) at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year; 2) once an individual becomes a covered employee subject to Section 162(m) for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including after termination of employment or even death; and 3) the exception under Code Section 162(m) for qualified performance-based compensation and commissions will be eliminated, so that all compensation paid to a covered employee in excess of $1.0 million would be nondeductible, including post-termination and post-death payments, severance, deferred compensation and payments from nonqualified plans.

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Due to the income tax law changes created by the tax reform legislation, and in particular the removal of the Internal Revenue Code Section 162(m) performance-based compensation exemption, compensation that is paid from bonus plans, equity compensation awards and other incentive compensation arrangements will now likely count against the Section 162(m) annual $1.0 million limit and therefore it is likely that compensation paid to covered employees which exceeds $1.0 million in a given year will not be tax deductible.

Given our changing industry and business, as well as the competitive market for outstanding executives, the Compensation and Management Development Committee believes that it is important to retain the flexibility to design compensation programs consistent with its overall executive compensation philosophy even if some executive compensation is not fully deductible. While the Compensation and Management Development Committee cannot predict how the deductibility limit may impact our compensation program in future years, the Compensation and Management Development Committee intends to maintain an approach to executive compensation that strongly links pay to performance.

Risk Considerations in Our Compensation Programs

Our Compensation and Management Development Committee reviewed the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking. We structure our pay to consist of primarily fixed compensation with base salary in cash and non-cash long-term incentive programs. Although we do not have requirements or guidelines specifying amounts of ownership of RadNet common stock for our Named Executive Officers, we do promote and encourage the aligning of their interests with those of our stockholders by providing them with significant equity awards. As a result, the ownership levels of our Named Executive Officers meet or exceed the typical ownership guidelines established by the marketplace to discourage excessive risk taking. Our Compensation and Management Development Committee believes our compensation programs strike a balance between providing secure compensation (base salaries) as well as appropriate short- and long-term incentives, such that our executive officers are not encouraged to take unnecessary or excessive risks.

Clawback Policy

In April 2017, our Board of Directors adopted the Company’s “Policy on Recoupment of Compensation” (the “Clawback Policy”). The purposes of the Clawback Policy are to deter both financial/accounting irregularities with respect to Company financial statements and also misconduct by Company senior executives. The Clawback Policy will generally be administered by the Compensation and Management Development Committee although the Board may administer the policy or designate another committee to serve in such role (any such Committee, the “Committee”). The Committee may also act in conjunction with the Board’s Audit Committee. Company officers and other designated key employees (collectively, “Senior Executives”) are subject to the terms and conditions of the Clawback Policy and continue to be so covered by the Clawback Policy until the third anniversary of their cessation in serving as a Senior Executive.

Under the Clawback Policy, if the Company restates any financial statements previously filed with the SEC (other than due to a change in accounting policy), then the Committee shall review Senior Executive performance-based compensation to determine if the restated financial results would have resulted in a lesser amount of compensation being paid. The Committee may take certain actions to recoup performance-based compensation from the Senior Executives that exceeded the amount that would have been paid under the restated financial results. Such actions may also include cancellation of equity compensation awards. Performance-based compensation that was paid or earned more than three years prior to the date of discovery of the financial/accounting irregularity would generally not be subject to recoupment under the Clawback Policy.

Additionally, if a Senior Executive is determined to have committed “Misconduct” (as defined under the Clawback Policy), then the Committee may take such remedial actions as it determines are appropriate with respect to the Senior Executive including, among other things, recoupment or cancellation or reimbursement of incentive compensation, adjustment of future compensation, and/or disciplinary actions including termination of employment (with concurrence of the Board).

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COMPENSATION COMMITTEE REPORT*

The Compensation and Management Development Committee of the Board of Directors is comprised of independent non-employee directors and operates pursuant to a written charter. A copy of the charter can be viewed by visiting our website at www.radnet.com and clicking on “Investor Relations” and then on “Corporate Governance.” The Compensation and Management Development Committee is responsible for setting and overseeing the administration of the policies governing annual compensation of the Company’s executive officers. The Compensation and Management Development Committee reviews the performance and compensation levels for executive officers, including the Chief Executive Officer, and sets salary levels.

The Compensation and Management Development Committee has reviewed and discussed with RadNet’s management the “Compensation Discussion and Analysis” included in this Proxy Statement. Based upon that review and analysis, the Compensation and Management Development Committee unanimously recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation and Management Development Committee:

Lawrence L. Levitt, Chair Marvin S. Cadwell Michael L. Sherman, M.D. David L. Swartz

_______________

* The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table, footnotes and related narrative summarizes the total compensation paid to or earned by each of our Named Executive Officers for 2017, 2016 and 2015:

Annual Compensation

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Howard G. Berger, M.D. President and Chief Executive Officer (principal executive officer) (4)	2017	700,000		1,200,000	–	–	10,570	1,910,570
	2016	700,000		1,000,000	–	–	26,537	1,726,537
	2015	707,692		1,000,000	–	–	11,520	1,719,212

Mark D. Stolper Executive Vice President and Chief Financial Officer (principal financial officer)	2017	475,000		237,500	237,500	129,583	26,685	1,106,268
	2016	475,000		237,500	237,500	137,883	23,993	1,111,876
	2015	493,269		237,501	237,500	–	24,365	992,635

Jeffrey L. Linden, Executive Vice President and General Counsel	2017	525,000		262,500	262,500	143,226	23,500	1,216,726
	2016	525,000		262,500	262,500	152,395	20,801	1,233,196
	2015	545,192		262,502	262,500	–	21,120	1,091,314

Stephen M. Forthuber President and Chief Operating Officer – Eastern Operations	2017	550,000	(5)	237,500	237,500	129,583	27,057	1,181,640
	2016	475,000		237,500	237,500	137,883	27,365	1,115,248
	2015	493,269		237,501	237,500	–	24,857	993,127

Norman R. Hames President and Chief Operating Officer – Western Operations	2017	550,000	(5)	237,500	237,500	129,583	16,000	1,170,583
	2016	475,000		237,500	237,500	137,883	14,240	1,102,123
	2015	479,324		237,501	237,500	–	13,562	967,887

_______________

(1)	The increase in salary in 2015 compared to 2016 is a result of an extra pay period in 2015. There was no change in base salary from 2015 to 2016.
(2)	Amounts reflect the aggregate grant date fair value of option awards granted in the year computed in accordance with FASB ASC Topic 718. These are not the amounts that ultimately may be realized by the Named Executive Officer with respect to these equity awards. The grant date fair value for stock options is calculated based on a Black Scholes valuation of each award on the date of grant, determined under FASB ASC 718, incorporating the following assumptions: expected life 6.5 years, weighted average volatility 53.8%, forfeiture rate 0%, risk free interest rate 2.4%, expected dividend yield 0%. We used historical stock prices as the basis for the volatility assumptions. The risk free interest rate was based on U.S. Treasury rates in effect at the time of grant.

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(3)	For 2017, Mr. Stolper and Mr. Linden each received an annual car allowance of $9,600, Mr. Hames received an annual car allowance of $4,875, and Mr. Forthuber received an annual car allowance of $15,000. For 2017, the Company paid premiums for coverage under the Company’s group health insurance plans in the following amounts: $6,617.66 for Dr. Berger, $8,424.96 for Mr. Hames, $11,198.16 for Mr. Linden, $14,385 for Mr. Stolper and $9,357.48 for Mr. Forthuber. For 2017, Mr. Hames, Mr. Forthuber, Mr. Linden and Mr. Stolper each received a 401K match from the Company in the amount of $2,700.

(4)	$500,000 of the base salary and all of the bonus compensation paid to Dr. Berger in each period is paid by BRMG, a consolidated entity.

(5)	For 2017, Messrs. Forthuber and Hames received a base salary increase to $550,000, each retroactive to January 1, 2017 upon their promotion to President and Chief Operating Officer of Eastern and Western Operations, respectively, at that time.

Grants of Plan-Based Awards

The table below sets forth certain information with respect to grants of awards to our Named Executive Officers under our Restated 2006 Plan during 2017.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Mark D. Stolper	01/06/17	37,698			237,500(4)
	01/06/17		37,698	6.30	129,583(5)
Jeffrey L. Linden	01/06/17	41,667			262,500(4)
	01/06/17		41,667	6.30	143,226(5)
Stephen M. Forthuber	01/06/17	37,698			237,500(4)
	01/06/17		37,698	6.30	129,583(5)
Norman R. Hames	01/06/17	37,698			237,500(4)
	01/06/17		37,698	6.30	129,583(5)

_______________

(1)	Each restricted stock award was granted under the Restated 2006 Plan and vests in equal annual increments on January 6 of 2017, 2018 and 2019, subject to the officer’s continued service. Vesting accelerates on outstanding awards on a “dual trigger” basis if, in anticipation of or during the 24 months following a change in control of the Company, the employment of the Named Executive Officer is terminated either by the Company without Cause or by the Named Executive Officer for Good Reason.

(2)

Each stock option award was granted under the Restated 2006 Plan and vests in equal annual increments on January 6 of 2019, 2020 and 2021, subject to the officer’s continued service. Vesting accelerates on outstanding awards on a “dual trigger” basis if, in anticipation of or during the 24 months following a change in control of the Company, the employment of the Named Executive Officer is terminated either by the Company without Cause or by the Named Executive Officer for Good Reason.

(3)	Exercise price of stock option award.

(4)	Includes value of stock awards.

(5)	Includes value of option awards. For discussion regarding the valuation model and assumptions used to calculate the fair value of these option awards, see footnote (2) to the Summary Compensation Table.

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Outstanding Equity Awards at Fiscal Year End

The table below summarizes outstanding equity awards held by our Named Executive Officers at December 31, 2017.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Mark D. Stolper					38,175	385,564
January 4, 2016 Grant	13,042	26,085	6.07	1/4/2026
January 6, 2017 Grant		37,698	6.30	1/6/2027
Jeffrey L. Linden					42,193	426,147
January 4, 2016 Grant	14,415	28,830	6.07	1/4/2026
January 6, 2017 Grant		41,667	6.30	1/6/2027
Stephen M. Forthuber					38,175	385,564
January 4, 2016 Grant	13,042	26,085	6.07	1/4/2026
January 6, 2017 Grant		37,698	6.30	1/6/2027
Norman R. Hames					38,175	385,564
January 4, 2016 Grant	13,042	26,085	6.07	1/4/2026
January 6, 2017 Grant		37,698	6.30	1/6/2027

_______________

(1)	Relates to stock options issued under the Restated 2006 Plan. One-third of the stock options vest on the second anniversary of the date of grant and the remaining portion of the options vest in equal increments on the third and fourth anniversaries of the date of grant. Vesting accelerates on outstanding awards on a “dual trigger” basis if, in anticipation of or during the 24 months following a change in control of the Company, the employment of the Named Executive Officer is terminated either by the Company without Cause or by the Named Executive Officer for Good Reason. All stock options have a ten-year term from the date of grant.

(2)	Relates to restricted stock granted under the Restated 2006 Plan. One-third of the stock awards are fully-vested as of the date of grant and the remaining portion of the stock awards vest in equal increments on the first and second anniversaries of the date of grant. Vesting accelerates on outstanding awards on a “dual trigger” basis if, in anticipation of or during the 24 months following a change in control of the Company, the employment of the Named Executive Officer is terminated either by the Company without Cause or by the Named Executive Officer for Good Reason.

The number of shares of restricted stock held by each of the Named Executive Officers, which were issued on January 4, 2016 and on January 6, 2017, will vest, subject to their continued service, according to the below schedule:

Name	Number of Shares Incrementally Vesting
	January 4, 2018	January 6, 2018	January 6, 2019
Mark D. Stolper	13,042	12,566	12,567
Jeffrey L. Linden	14,415	13,889	13,889
Stephen M. Forthuber	13,042	12,566	12,567
Norman R. Hames	13,042	12,566	12,567

(3)	The aggregate market value is determined by multiplying the number of shares that have vested by $10.10 per share, the closing price of our common stock as of December 31, 2017.

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Option Exercises and Stock Vested During 2017

The following table sets forth information for the Named Executive Officers regarding the value realized during 2017 pursuant to the vesting of restricted stock. No options were exercised during 2017.

	STOCK AWARDS
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark D. Stolper	34,750	361,363

Jeffrey L. Linden	38,408	399,405

Stephen M. Forthuber	34,750	361,363

Norman R. Hames	34,750	361,363

_______________

(1)	The value realized on vesting is determined by multiplying the number of shares that vested by the per share closing price of our common stock on the vesting date.

Pension Benefits, Nonqualified Defined Contribution and Other Deferred Compensation Plans

We do not have any tax-qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our Named Executive Officers in connection with their retirement. However, we do have a Deferred Compensation Plan that was adopted by the Board of Directors in 2016.

The employment arrangements of some of our Named Executive Officers include a required payment of deferred compensation upon termination of employment. The following table shows the contributions, earnings and current required payments of deferred compensation.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Howard G. Berger, M.D.(1)	–	–	–	–	2,500,000(4)

Jeffrey L. Linden (2)	–	–	–	–	2,000,000(4)
	262,500(6)		158,337		420,837(5)
Norman R. Hames (3)	–	–	–	–	1,050,000(4)

Mark Stolper (2)	–	–	–	–
	237,500(6)		143,250		380,750(5)

_______________

(1)	Pursuant to the Management Consulting Agreement dated January 1, 1994, Dr. Berger is entitled to receive, upon his termination without cause, an amount equal to five times his 2010 base salary paid by BRMG. Dr. Berger’s 2010 base salary as paid by BRMG was $500,000. Such payment is subject to post-termination covenants intended to protect the Company’s business.

(2)	Mr. Linden is entitled to receive, upon his election to terminate employment, an amount equal to five times his 2010 base salary. Mr. Linden’s 2010 base salary was $400,000. Such payment is subject to post-termination covenants intended to protect the Company’s business.

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(3)	Mr. Hames is entitled to receive, upon his election to terminate employment, an amount equal to three times his 2010 base salary. Mr. Hames’ 2010 base salary was $350,000. Such payment is subject to post-termination covenants intended to protect the Company’s business.

(4)	The above amounts have not been reported as compensation to the listed executive officers in the Summary Compensation Table for any fiscal year.

(5)	For Mr. Linden, $262,500 of the amount listed has been reported in the Summary Compensation Table for 2017. For Mr. Stolper, $237,500 of the amount listed has been reported in the Summary Compensation Table for 2017.

(6)	For fiscal year 2017, Mr. Linden and Mr. Stolper each elected to defer receipt of their restricted stock unit grants. Therefore, in 2017, Messrs. Linden and Stolper each received 41,667 and 37,698 restricted stock units, respectively. On the date of grant, the closing share price of our common stock was $6.30 and on December 31, 2017, the closing share price of our common stock was $10.10, and this increase in share value for the granted restricted stock units is reflected in the Aggregate Earnings in Last Fiscal Year column. As of December 31, 2017, 13,889 of Mr. Linden’s restricted stock units were vested and 12,566 of Mr. Stolper’s restricted stock units were vested and the remainder of their restricted stock units were not vested. For Mr. Linden, $262,500 has been reported as compensation in the Summary Compensation Table for 2017 and for Mr. Stolper, $237,500 has been reported as compensation in the Summary Compensation Table for 2017.

	Deferred Restricted Stock Units at December 31, 2016	Deferred Restricted Stock Units during 2017	Total Deferred Restricted Stock Units held at December 31, 2017
Mark D. Stolper	–	37,698	37,698
Jeffrey L. Linden	–	41,667	41,667

Employment Agreements

We entered into an employment agreement with Mr. Linden on April 16, 2001, as amended on January 30, 2004, and as further amended on November 16, 2015, for a term that renews automatically for successive one year terms unless otherwise terminated by either party. The employment agreement provides that Mr. Linden’s base salary is $350,000, which was subsequently amended to $475,000 for the fiscal year 2010 and has since been amended to $525,000, effective as of January 1, 2012. The employment agreement also provides that Mr. Linden is eligible for severance benefits as described below under the heading “Potential Payments Upon Termination or Change in Control – Severance Arrangements” and as described above under the heading “Pension Benefits, Nonqualified Defined Contribution and Other Deferred Compensation Plans.” Mr. Linden currently serves as Executive Vice President and General Counsel.

We entered into an employment agreement with Mr. Hames on May 1, 2001, as amended on January 30, 2004, and as further amended on November 16, 2015, for a term that renews automatically for successive one year terms unless otherwise terminated by either party. The employment agreement provides that Mr. Hames’ base salary is $225,000, which was subsequently amended to $475,000 for the fiscal year 2012 and has since been amended to $550,000, effective as of January 1, 2017. The employment agreement also provides that Mr. Hames is eligible for severance benefits as described below under the heading “Potential Payments Upon Termination or Change in Control – Severance Arrangements” and as described above under the heading “Pension Benefits, Nonqualified Defined Contribution and Other Deferred Compensation Plans.” Mr. Hames currently serves as President and Chief Operating Officer – Western Operations.

We entered into an employment agreement with Mr. Stolper effective as of January 1, 2009, as amended on November 16, 2015, under which he serves as our Executive Vice President and Chief Financial Officer until the agreement is terminated by either party. The employment agreement provides that Mr. Stolper’s initial base salary was $350,000, which was subsequently amended to $425,000 for the fiscal year 2011 and has since been amended to $475,000, effective as of January 1, 2012. The employment agreement also provides that he is eligible to participate in all of our bonus or incentive compensation plans generally available to our corporate officers. The employment agreement also provides that Mr. Stolper is eligible for severance benefits as described below under the heading “Potential Payments Upon Termination or Change in Control – Severance Arrangements” and as described above under the heading “Pension Benefits, Nonqualified Defined Contribution and Other Deferred Compensation Plans.”

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Potential Payments Upon Termination or Change in Control

Payments Made Upon Termination and Retirement

Regardless of the manner in which the employment of a Named Executive Officer is terminated, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned, to the extent vested;

•	equity awarded pursuant to our Restated 2006 Plan, to the extent vested; and

•	unused vacation pay.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, no additional benefits other than those listed under the heading “Payments Made Upon Termination and Retirement” above, will be paid to our Named Executive Officers.

Severance Arrangements

Under each employment agreement discussed above under the heading “Employment Agreements,” we may terminate such Named Executive Officer’s employment at any time and for any reason upon notice, as specified in each Named Executive Officer’s employment agreement and each Named Executive Officer may resign at any time and for any reason.

The severance payments described below are payable within fifteen business days of the effective date of such termination; provided, that, if the payments are subject to Section 409A of the Code and such Named Executive Officer is deemed a “specified employee” (as defined in Section 409A of the Code), then, such payment can be deferred until the first day of the seventh month following the effective date of such termination.

Dr. Berger

Dr. Berger has a severance arrangement with BRMG pursuant to a consulting agreement. Pursuant to the Management Consulting Agreement dated January 1, 1994, in the event of termination “without cause,” Dr. Berger is entitled to receive a severance payment in an amount equal to five times his 2010 BRMG annual compensation, or $2,500,000, which such amount is also payable in certain other circumstances as set forth under “Nonqualified Deferred Compensation” above. Separately, in the event of termination “for cause” by BRMG, Dr. Berger is entitled to receive a payment in an amount equal to his 2010 annual base compensation from an affiliate of BRMG, or $500,000.

BRMG may terminate Dr. Berger’s consulting services “for cause” if (i) there is a material breach by Dr. Berger of the agreement which persists for more than thirty (30) days after notice of such breach has been provided, (ii) Dr. Berger willfully breaches or habitually neglects his duties, (iii) Dr. Berger commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude, (iv) Dr. Berger’s professional license is suspended, revoked or terminated or (v) Dr. Berger is convicted of a felony or of fraud involving payments or charges for professional medical services.

Mr. Stolper

If we terminate Mr. Stolper’s employment “without cause” or he voluntarily terminates his employment for good reason, Mr. Stolper is entitled to receive a lump sum severance payment in an amount equal to two times his then annual base salary, or a total of $950,000 if hypothetically terminated on December 31, 2017 based upon his 2017 base salary. Such payments are subject to post-termination covenants intended to protect the Company’s business. In addition, all options, warrants or other deferred equity compensation then granted to Mr. Stolper which is unvested at the time of such termination shall immediately vest and if hypothetically terminated on December 31, 2017, the unamortized intrinsic value of such newly vested options, warrants, restricted stock and other deferred equity compensation would be approximately $626,419 based on our December 29, 2017 closing per share price of $10.10.

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We may terminate Mr. Stolper’s employment “for cause” (i) if Mr. Stolper is convicted (or pleads guilty or nolo contendere) of a felony or a misdemeanor involving fraud or dishonesty in connection with the performance of his duties under the employment agreement or moral turpitude, (ii) based on the willful and continued failure of Mr. Stolper to perform his duties for a period of 10 days within one fiscal year or (iii) based on Mr. Stolper’s willingness to engage in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on the Company.

Mr. Stolper may terminate his employment for “good reason” (i) if the Company is in material default of its obligations under the employment agreement or (ii) if without his consent, his title, duties or job functions are materially diminished, he is assigned duties or responsibilities materially inconsistent with his current position, or he is relocated, and such changes remain unremedied for a period of ten days following notice from Mr. Stolper.

Mr. Linden

If we terminate Mr. Linden’s employment “without cause” or Mr. Linden elects to terminate his employment for any reason, Mr. Linden will be entitled to receive a severance payment in an amount equal to five times his 2010 base salary, or $2,000,000, which such amount is also payable in certain other circumstances as set forth under “Nonqualified Deferred Compensation” above. Such payments are subject to post-termination covenants intended to protect the Company’s business.

We may terminate Mr. Linden’s employment “for cause” if (i) there is a material breach of the agreement which persists for more than thirty (30) days after notice of such breach has been provided, (ii) Mr. Linden willfully breaches or habitually neglects his duties or (iii) Mr. Linden commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude.

Mr. Hames

If we terminate Mr. Hames’ employment “without cause” or Mr. Hames elects to terminate his employment for any reason, Mr. Hames will be entitled to receive a severance payment in an amount equal to three times his 2010 base salary, or $1,050,000, which such amount is also payable in certain other circumstances as set forth under “Nonqualified Deferred Compensation” above. Such payments are subject to post-termination covenants intended to protect the Company’s business.

We may terminate Mr. Hames’ employment “for cause” if (i) there is a material breach of the agreement which persists for more than thirty (30) days after notice of such breach has been provided, (ii) Mr. Hames willfully breaches or habitually neglects his duties or (iii) Mr. Hames commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude.

Mr. Forthuber

We entered into a retention agreement with Mr. Forthuber on November 15, 2006, as amended on November 16, 2015 as well as an employment agreement on January 1, 2009. Pursuant to the employment agreement, if we terminate Mr. Forthuber’s employment for any reason other than for “disability” or “cause,” Mr. Forthuber will be entitled to receive a lump sum severance payment in an amount equal to twice his then annual salary, or a total of $950,000 if hypothetically terminated on December 31, 2017, based upon his 2017 base salary. Under the retention agreement, Mr. Forthuber is also subject to post-termination covenants for twelve months from the effective date of termination intended to protect the Company’s business.

Under the retention agreement, “disability” means that for a period of at least 120 days during any twelve consecutive month period on account of a mental or physical condition, Mr. Forthuber is unable to perform the essential functions of his job, even with reasonable accommodation. The determination of Mr. Forthuber’s disability is required to be made by a medical physician selected or agreed to by the Company or upon mutual agreement between the Company and Mr. Forthuber or his personal representative.

We may terminate Mr. Forthuber’s employment for “cause” (i) if Mr. Forthuber was convicted (or pleads guilty or nolo contendere) of a felony or a misdemeanor involving fraud or dishonesty in connection with the performance of his duties under the retention agreement or moral turpitude, (ii) based on the willful and continued failure of Mr. Forthuber for a total of 10 days (which need not be consecutive days) within any fiscal year to substantially perform his duties (other than any such failure resulting from illness or “disability”) after a written demand for substantial performance from us has been delivered to Mr. Forthuber, which demand specifically identifies the manner in which it claims Mr. Forthuber has not substantially performed his duties or (iii) Mr. Forthuber has willfully engaged in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on the Company.

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Change-in-Control Arrangements

None of our Named Executive Officers is generally entitled to payment of any special benefits upon a change-in-control of the Company; however all options, warrants and any other deferred equity compensation then granted to Mr. Stolper which are unvested at the time of such change-in-control shall immediately vest. Hypothetically assuming a change-in-control occurred on December 31, 2017, the unamortized intrinsic value of such newly vested options, warrants, restricted stock and other deferred equity compensation would be approximately $626,419 based on our December 29, 2017 closing per share price of $10.10.

Under the Restated 2006 Plan, the Board of Directors of the Company, a committee thereof, or the board of directors of any surviving entity or acquiring entity, may in its discretion, in connection with a “change-in-control,” accelerate the vesting of all or any part of the options that are then outstanding and terminate any restrictions on all or any part of the restricted stock awards. A “change-in-control” under the Restated 2006 Plan shall mean: (i) a merger or consolidation in which the Company is not the surviving entity (or survives only as a subsidiary of another entity whose stockholder did not own all or substantially all of our common stock immediately before such transaction); (ii) a sale of all or substantially all of our assets to another person or entity (other than a wholly-owned subsidiary of the Company); (iii) an acquisition of beneficial ownership of a controlling interest in the outstanding shares of our common stock by any person or entity (including a “group”) as defined under Section 13(d)(3) of the Exchange Act); (iv) the dissolution or liquidation of the Company; (v) a contested director election that results in the persons who were directors before such election or their nominees ceasing to constitute a majority of the board or (vi) any other event that may be specified in the specific awards granted by the Board of Directors or a committee thereof pursuant to the Restated 2006 Plan.

EQUITY COMPENSATION PLAN INFORMATION

We have reserved 14,000,000 shares of common stock for issuance under our Restated 2006 Plan. The Restated 2006 Plan provides for the grant of stock options (incentive and non-qualified), stock awards, stock appreciation rights and cash awards. If an award is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, or is settled for less than the full number of shares of common stock represented by such award actually being issued, the unvested, cancelled, or unissued shares of common stock generally will be returned to the available pool of shares reserved for issuance under the Restated 2006 Plan. Notwithstanding the foregoing, the aggregate number of shares of common stock that may be issued under the Restated 2006 Plan upon the exercise of incentive stock options shall not be increased for restricted shares that are forfeited or repurchased. Notwithstanding anything in the Restated 2006 Plan, or any award agreement to the contrary, shares attributable to awards transferred under any award transfer program shall not again be available for grant under the Restated 2006 Plan. In addition, if we experience a stock dividend, reorganization, or other change in our capital structure, the administrator may, in its discretion, adjust the number of shares available for issuance under the Restated 2006 Plan and any outstanding awards as appropriate to reflect the stock dividend or other change. The share number limitations included in the Restated 2006 Plan will also adjust appropriately upon such event.

The following table sets forth the number of shares of common stock subject to outstanding options, warrants and rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2017.

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(C) Number of Shares Remaining Available For Future Issuance Under Equity Incentive Plans (Excluding Shares Reflected in Column (A))
Equity incentive plans approved by stockholders	420,149	6.10	4,033,903
Equity incentive plans not approved by stockholders	–	–	–
TOTAL	420,149

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Annual Meeting, all directors will be elected for a term expiring at the next annual meeting of stockholders to be held after their election, subject to earlier resignation or removal. Our Board of Directors, in accordance with our bylaws, has determined that the authorized number of directors shall be seven. Based on the recommendation of our Nominating and Governance Committee, our Board of Directors has nominated the seven individuals set forth below for election.

Voting on the election of directors is considered a non-routine matter, and the persons named in the accompanying proxy will not have the authority to vote on this proposal unless instructed to do so by the beneficial owner or their duly instructed bank, broker or nominee. Each of the nominees below is currently a director of the Company and has consented to serve if elected, and we have no reason to believe that any of these nominees will be unable to serve. If any nominee becomes unavailable or unable to serve before the Annual Meeting, the Board of Directors may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee. If a substitute nominee is named, then the persons named as proxies will have full discretion and authority to vote or refrain from voting for such substitute nominee in their discretion.

The following paragraphs include information that each of the seven nominees has provided to us about the positions he currently holds, his principal occupation and experience for the past five years, and the other companies for which he currently serves as a director or has served as a director during the past five years. In addition, the information below includes each nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that each nominee should serve as a director.

Nominees for Director

The names of the director nominees, their ages as of March 31, 2018, and other information about them are set forth below.

Name of Director Nominee	Age	Position	Our Director Since
Howard G. Berger, M.D.	72	President, Chief Executive Officer and Chairman of the Board	1992
Marvin S. Cadwell	74	Director	2007
John V. Crues, III, M.D.	68	Director, Vice President, Medical Director	2000
Norman R. Hames	62	Director, President, Chief Operating Officer-Western Operations, Secretary	1996
Lawrence L. Levitt	75	Director	2005
Michael L. Sherman, M.D.	75	Director	2007
David L. Swartz	74	Director	2004

Howard G. Berger, M.D. has served as President and Chief Executive Officer of our Company and its predecessor entities since 1987. Dr. Berger received his M.D. at the University of Illinois Medical School, is Board Certified in Nuclear Medicine and trained in an Internal Medicine residency, as well as in a master’s program in medical physics in the University of California system. Dr. Berger is also the president or co-president of the entities that own Beverly Radiology Medical Group, or BRMG. Dr. Berger brings senior business leadership skills to our Board of Directors derived from his more than 30 years of experience in the development and management of the Company.

Marvin S. Cadwell served as a director of Radiologix, Inc. between June 2002 and November 2006, until its acquisition by the Company. He was appointed Chairman of the Board of Radiologix in December 2002 and served as Chairman of the Nominations and Governance Committee of the Board of Radiologix. He was the Radiologix interim Chief Executive Officer from September 2004 until November 2004. From December 2001 until November 2002, Mr. Cadwell served as Chief Executive Officer of SoftWatch, Ltd., an Israeli based company that provides Internet software. Mr. Cadwell previously served as a director of ChartOne, Inc., a private company that provides patient chart management services to the healthcare industry, from 2003 until September 2008 when it was acquired. Mr. Cadwell has experience as an executive officer of several companies in the healthcare industry and has served as an executive officer and consultant for several privately held organizations. He brings to our Board of Directors a strong background in operating management of various organizations. Mr. Cadwell has been a member of our Audit Committee since 2007, a member of our Nominating and Governance Committee since 2011 and a member of our Compensation and Management Development Committee since 2014.

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John V. Crues, III, M.D. is a world-renowned radiologist. Dr. Crues has served as our Vice President and Medical Director since 2000. Dr. Crues received his M.D. at Harvard University, completed his internship at the University of Southern California in Internal Medicine, and completed a residency at Cedars-Sinai in Internal Medicine and Radiology. Dr. Crues has authored numerous publications while continuing to actively participate in radiological societies such as the Radiological Society of North America, American College of Radiology, California Radiological Society, International Society for Magnetic Resonance Medicine and the International Skeletal Society. Dr. Crues is also currently Co-President of Pronet Imaging Medical Group, a director of BRMG and owns a controlling interest in seven medical groups which provide professional medical services at our imaging facilities located in New York, New York. Dr. Crues plays a significant role as a musculoskeletal specialist for many of our patients as well as a resource for physicians providing services at our facilities and his active participation in radiological societies gives our Board of Directors access to thought leadership in the field of radiology.

Norman R. Hames has served as an executive officer of the Company since 1996 and currently serves as our President, Chief Operating Officer-Western Operations and Corporate Secretary. Applying his more than 20 years of experience in the industry, Mr. Hames oversees all aspects of our California facility operations. His management team, comprised of regional directors, managers and sales managers, is responsible for responding to all of the day-to-day concerns of our California facilities, patients, payors and referring physicians. Prior to joining our Company, Mr. Hames was President and Chief Executive Officer of his own company, Diagnostic Imaging Services, Inc. (which we acquired), which owned and operated 14 multi-modality imaging facilities throughout Southern California. Mr. Hames gained his initial experience in operating imaging centers for American Medical International, or AMI, and was responsible for the development of AMI’s single and multi-modality imaging centers. Mr. Hames brings business leadership skills from his experience as President and Chief Executive Officer of his own company and has a 20-year background in the day-to-day operations of imaging centers.

Lawrence L. Levitt is a certified public accountant and received his MBA in Accounting from the University of California Los Angeles. Since 1987, Mr. Levitt has been the President and Chief Financial Officer of Canyon Management Company, a company which manages a privately held investment fund. Mr. Levitt brings to our Board of Directors extensive financial accounting experience and is an audit committee financial expert under the SEC rules. Mr. Levitt has been a member of our Audit Committee since March 2005 and a member of our Nominating and Governance Committee since 2011. Mr. Levitt has served as the Chair of our Compensation and Management Development Committee since 2007.

Michael L. Sherman, M.D., F.A.C.R., served as a director of Radiologix between 1997 and November 2006, until its acquisition by the Company. He founded and served as President of Advanced Radiology, P.A., a 90-person radiology practice located in Baltimore, Maryland, from its inception in 1995 to 2001, and subsequently as its board chairman and a consultant until his retirement from active clinical practice in 2005. In addition, Dr. Sherman was a director of MedStar Health, a ten-hospital system in the Baltimore-Washington, D.C. area from 1998 until 2006 and served as a director of Medstar’s captive insurance company until 2011. Dr. Sherman has trained as a mediator and since 2006 has served as president of Medical Mediation, LLC through which he has mediated professional liability and business cases. He was a director of HX Technologies, a healthcare IT private company, from 2006 until its sale in 2010. Dr. Sherman has broad experience in the medical and business aspects of radiology as a board member and chairman of various companies in the healthcare industry. In 2011, Dr. Sherman was elected to serve as the chair of our Nominating and Governance Committee and has been a member of our Compensation and Management Development Committee since 2007.

David L. Swartz is a certified public accountant with experience providing accounting and advisory services to clients. Mr. Swartz served as a member of the Board of Directors of the California State Board of Accountancy until November 2012 and previously served as president. Prior to 1988, Mr. Swartz served as managing partner and was on the national Board of Directors of a 50 office international accounting firm. Between 1990 and 2008, Mr. Swartz served as the managing partner of Good, Swartz, Brown & Berns LLP which was acquired by J.H. Cohn LLP in 2008. From 2008 to 2010, Mr. Swartz served as a partner at J.H. Cohn LLP. Since 2010, Mr. Swartz has owned and continues to operate his own consulting services firm. Mr. Swartz also served as chief financial officer of a publicly held shopping center and development company from 1988 to 2000. Mr. Swartz brings to our Board of Directors extensive public financial accounting experience and is an audit committee financial expert under the SEC rules. In 2011, Mr. Swartz was appointed as Lead Independent Director and has been the Chair of our Audit Committee since 2004. In addition, Mr. Swartz has been a member of our Compensation and Management Development Committee since 2007 and a member of our Nominating and Governance Committee since 2011.

There are no family relationships between any nominees and executive officers of our Company, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

Vote Required

The nominees who receive the highest number of votes represented by shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be elected.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION
TO THE BOARD OF ALL OF THESE NOMINEES

38

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has re-appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Ernst & Young LLP has audited our financial statements annually since January 1, 2007.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018. Although our bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of Ernst & Young LLP, the Audit Committee will consider this in its selection of auditors for the following year. Even if our stockholders ratify the appointment, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of our Company and our stockholders. Representatives of Ernst & Young LLP are expected to be at the Annual Meeting to answer any questions and make a statement should they choose to do so.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit and other services rendered by Ernst & Young LLP for the audit of our annual financial statements as of and for the fiscal years ended December 31, 2016 and 2017 and fees billed for other services rendered by Ernst & Young LLP during that period.

	2016	2017
Audit Fees(1)	$1,523,000	$1,899,150
Audit-Related Fees(2)	$85,000	$0
Tax Fees(3)	$25,000	$44,500
All Other Fees(4)	$4,495	$3,000
Total	$1,637,495	$1,946,650

_______________

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, acquisitions and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining such firm’s independence. All services provided by Ernst & Young LLP during the fiscal year ended December 31, 2017 and the fiscal year ended December 31, 2016 were pre-approved by the Audit Committee. The Audit Committee has considered the role of Ernst & Young LLP in providing services to us for the fiscal year ended December 31, 2018 and has concluded that such services are compatible with their independence as our auditors.

Vote Required

Ratification of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

39

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010) and the related rules of the SEC, our stockholders have the opportunity to cast a non-binding, advisory vote to approve the compensation of our Named Executive Officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including the Compensation Discussion and Analysis, the summary compensation and other related tables and narratives accompanying those tables).

As described in detail under the “Compensation Discussion and Analysis” section above, our compensation policies are designed to be competitive with comparable employers and to align management’s incentives with both near term and long-term interests of our stockholders. We compensate our executive officers through a mix of base salary, bonus and equity compensation. We intend that our compensation decisions will attract and retain our Named Executive Officers and reward them for achieving the Company’s strategic initiatives and objective measures of success. Our Compensation and Management Development Committee and Board of Directors believe that our executive compensation program is effective in implementing our principles and is strongly aligned with the long-term interests of our stockholders and that our stockholders should approve our compensation program.

The vote on this resolution, commonly known as the “say-on-pay” proposal, is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory and its outcome will not be binding on our Board of Directors or the Company nor require our Board of Directors or Compensation and Management Development Committee to take any action. However, our Board of Directors and Compensation and Management Development Committee values the opinion expressed by our stockholders in their vote on this proposal and expect to take into account the outcome of this vote when evaluating future executive compensation arrangements for our Named Executive Officers.

Accordingly, our stockholders are being asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required

Approval of the compensation of our Named Executive Officers for the stockholder advisory vote requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE RULES OF THE SEC

40

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address. If you are a stockholder sharing an address and wish to receive a separate Notice or copy of the proxy materials, you may so request by contacting the Broadridge Householding Department by phone at 1-800-542-1061 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Broadridge Householding Department at the number or address shown above.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the Proxy Card for the Annual Meeting to exercise their discretionary authority to vote the shares that they represent in accordance with their judgment.

For further information about RadNet, Inc., please refer to the 2017 Annual Report. The 2017 Annual Report is publicly available on the SEC’s website at www.sec.gov and on our website at www.radnet.com. You may also obtain a copy by sending a written request to Investor Relations, RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

By Order of the Board of Directors,

41

RADNET, INC. 1510 COTNER AVENUE LOS ANGELES, CA 90025

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 6, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 6, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors until the next annual meeting of the stockholders or until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Howard G. Berger, MD
02 Marvin S. Cadwell
03 John V. Crues, III, MD
04 Norman R. Hames
05 Lawrence L. Levitt
06 Michael L. Sherman, MD
07 David L. Swartz

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐
3. An advisory vote to approve the compensation of the Company's Named Executive Officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000380390_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice & Proxy Statement are available at www.proxyvote.com

RADNET, INC.

Annual Meeting of Stockholders

June 7, 2018 10:00 AM (Pacific Time)

This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) of RADNET, INC., a Delaware corporation, hereby appoint(s) Jeffrey Linden and Mark Stolper, or either of them, as proxies for the undersigned each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RADNET, INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on June 7, 2018, at 1510 Cotner Avenue, Los Angeles, CA 90025, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" each of the nominees for director and "FOR" proposals no. 2 and 3 as described in the Proxy Statement.

If any other business is presented at the Annual Meeting, this proxy will be voted in accordance with the best judgment of the named attorneys-in-fact.

                       Address change/comments:

  _________________________________________________________________________________

  _________________________________________________________________________________

  _________________________________________________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side